UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

EXPLANATORY NOTE

        UniFirst Corporation (the “Company”) is filing this Amendment No. 1 to Schedule 14A (this “Amended Filing”) to provide the Company’s 2010 Stock Option and Incentive Plan as Appendix A and the Company’s Restricted Stock Award Agreement with Ronald D. Croatti, the Company’s Chief Executive Officer, as Appendix B.  Appendix A and Appendix B were included in the Company’s Definitive Proxy Statement (the “Proxy Statement”) distributed to shareholders but inadvertently omitted from the filing made with the Securities and Exchange Commission on December 7, 2010 (the “Original Filing”).  For the convenience of the reader, this Amended Filing sets forth the Proxy Statement in its entirety after giving effect to the inclusion of Appendix A and Appendix B. Other than the foregoing, there are no changes to the information contained in the Original Filing.

UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIFIRST CORPORATION
 68 Jonspin Road
 Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 To Be Held On Tuesday, January 11, 2011

                   The Annual Meeting of Shareholders (the “Annual Meeting”) of UniFirst Corporation (the “Company”) will be held at the Conference Center of Goodwin Procter LLP, located on the second floor at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Tuesday, January 11, 2011 at 10:00 A.M. for the following purposes:

1.
To elect three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To approve the Company’s 2010 Stock Option and Incentive Plan;

3.	To approve the grant of performance restricted shares to Ronald D. Croatti;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2011; and

5.	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

Proposal 1 above relates solely to the election of three Class II directors of the Company nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any shareholder of the Company.

The Board of Directors has fixed the close of business on November 15, 2010 as the record date for the Annual Meeting. All shareholders of record on that date are entitled to receive notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on Tuesday, January 11, 2011:   The Proxy Statement and 2010 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended August 28, 2010, are available at http://phx.corporateir.net/phoenix.zhtml?c=71810&p=Proxy.

By Order of the Board of Directors, RAYMOND C. ZEMLIN, Secretary

Wilmington, Massachusetts
December 7, 2010

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

Important

Please note that due to security procedures, if you decide to attend the Annual Meeting, you will be required to show a form of picture identification to gain access to the offices of Goodwin Procter LLP.  Please contact the Company’s Investor Relations group at (978) 658-8888 if you plan to attend the Annual Meeting.

UNIFIRST CORPORATION
 68 Jonspin Road
 Wilmington, Massachusetts 01887

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
 to be held on January 11, 2011
 at 10:00 A.M. at the Conference Center of Goodwin Procter LLP,
 located on the second floor at Exchange Place, 53 State Street,
 Boston, Massachusetts 02109

General Information

The enclosed proxy is being solicited on behalf of the Board of Directors of UniFirst Corporation (the “Company”, “UniFirst”, “we”, “our” or “us”) for use at the 2011 Annual Meeting of Shareholders to be held on Tuesday, January 11, 2011 (the “Annual Meeting”) and at any adjournments or postponements thereof.  This Proxy Statement, the enclosed proxy and the Company’s 2010 Annual Report to Shareholders are being first mailed to shareholders on or about December 7, 2010.

Any shareholder signing and returning the enclosed proxy has the power to revoke it by (1) giving written notice of revocation of such proxy to the Secretary of the Company at the address set forth above, (2) completing, signing and submitting a new proxy card relating to the same shares and bearing a later date, or (3) attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.  The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses in connection therewith.

The Board of Directors has fixed the close of business on November 15, 2010 as the “Record Date” for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the close of business on the Record Date, there were outstanding and entitled to vote 14,917,879 shares of common stock, par value $0.10 per share (“Common Stock”), and 4,913,369 shares of Class B common stock, par value $0.10 per share (“Class B Common Stock”). Transferees after such date will not be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to ten votes per share.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are (1) to elect three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; (2) to approve the Company’s 2010 Stock Option and Incentive Plan; (3) to approve the grant of performance restricted shares to Ronald D. Croatti; (4) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2011; and (5) to consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.  With respect to the election of three Class II Directors, a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Ronald D. Croatti, Donald J. Evans and Thomas S. Postek.  Votes may be cast FOR or WITHHOLD on the election of each of Messrs. Croatti, Evans and Postek.  With respect to the approval of the Company’s 2010 Stock Option and Incentive Plan, the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal.  With respect to the approval of the grant of performance restricted shares to Ronald D. Croatti and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm and each other matter expected to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval.  Votes may be cast FOR, AGAINST or ABSTAIN on the approval of the Company’s 2010 Stock Option and Incentive Plan, the approval of the grant of performance restricted shares to Ronald D. Croatti and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2011.

The representation in person or by proxy of at least a majority of all Common Stock and Class B Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.  Consistent with applicable law, the Company intends to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter.  Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the approval of the grant of performance restricted shares to Ronald D. Croatti, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2011 or, with the exception of the approval of the Company’s 2010 Stock Option and Incentive Plan, each other matter expected to be voted on at the Annual Meeting.  With respect to the approval of the Company’s 2010 Stock Option and Incentive Plan, abstentions are considered votes cast under New York Stock Exchange rules and thus will have the same effect as a vote against the proposal.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on Tuesday, January 11, 2011:   The Proxy Statement and 2010 Annual Report to Shareholders, which includes the Annual Report on Form 10-K for the fiscal year ended August 28, 2010, are available at http://phx.corporate-ir.net/phoenix.zhtml?c=71810&p=Proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

                   The Board of Directors of the Company is currently composed of eight members, divided into three classes of two, three and three directors, respectively.  One class is elected each year at the Annual Meeting of Shareholders. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified.  As the term of one class expires, a successor class is elected at each Annual Meeting of Shareholders.

                   At the Annual Meeting, three Class II Directors will be elected to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Ronald D. Croatti, Donald J. Evans and Thomas S. Postek to be elected by holders of Common Stock and Class B Common Stock, voting together as a single class, to serve as Class II Directors (together, the “Nominees”).

                   Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates “FOR” the election of the Nominees to the Board of Directors.  While the Company has no reason to believe that any of the Nominees will be unable to serve as a Director, in the event any of the Nominees should become unavailable to serve at the time of the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy for such other person or persons as the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is necessary to elect Ronald D. Croatti, Donald J. Evans and Thomas S. Postek.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF RONALD D. CROATTI, DONALD J. EVANS AND THOMAS S. POSTEK AS CLASS II DIRECTORS.

Information Regarding Nominees and Directors

                   The following table sets forth certain information with respect to the three Nominees for election as Class II Directors at the Annual Meeting and those continuing Directors of the Company whose terms expire at the Annual Meetings of Shareholders in 2012 and 2013, based on information furnished to the Company by each Director.

Class II Nominees for Election at 2011 Annual Meeting – Nominated to Serve for a Term that Expires in 2014	Age	Director Since
Ronald D. Croatti (1)	67	1982
Mr. Croatti joined the Company in 1965. He became Director of the Company in 1982, Vice Chairman of the Board in 1986 and has served as Chief Executive Officer since 1991. He has also served as President since 1995 and Chairman of the Board since 2002. Mr. Croatti has overall responsibility for the management of the Company. Mr. Croatti provides a critical contribution to the Board of Directors as a result of his extensive and detailed knowledge of the Company and of the Company’s industry, prospects, customers and strategic marketplace.
Donald J. Evans	84	1973
Mr. Evans has served as Director of the Company since 1973. He served as General Counsel and First
Deputy Commissioner, Massachusetts Department of Revenue, from 1996 to 2003. Prior to that time,
Mr. Evans was a senior partner in the law firm of Goodwin Procter LLP, the Company’s general counsel.
Mr. Evans previously served as Chairman of the Corporation, Banking and Business Law Committee of the
American Bar Association and was also a member of the Legal Advisory Committee of the New York Stock
Exchange. Mr. Evans is a Trustee of the Massachusetts Eye and Ear Infirmary. Mr. Evans brings to the Board of Directors his executive leadership experience gained as General Counsel and First Deputy Commissioner of the Massachusetts Department of Revenue and his extensive legal industry experience gained as a senior partner in a large law firm.
Thomas S. Postek	68	2008
Mr. Postek has served as Director of the Company since January 2008. He is a chartered financial analyst currently affiliated with Geneva Investment Management of Chicago. Mr. Postek is a member of the
Board of Directors of Lawson Products, Inc., a publicly traded distributor of fasteners and other industrial supplies, and of Price Holdings, LLC. From 1986 to 2001, Mr. Postek was a partner and principal of William Blair & Company, LLC. Mr. Postek brings to the Board of Directors extensive financial industry experience as well as a long-standing understanding of the Company’s industry and its competitors.

Class I Continuing Directors – Term Expires in 2012	Age	Director Since
Anthony F. DiFillippo (1)	83	2002
Mr. DiFillippo was the President of UniFirst until he retired in 1995 and, since 1995, he has served as a consultant to UniFirst. He became a Director in 2002. Mr. DiFillippo brings to the Board of Directors his knowledge of the Company, his executive leadership experience and his experience in the Company’s industry gained from his prior service as President of the Company.
Robert F. Collings (2)	72	2005
Mr. Collings has served as Director of the Company since July 2005. He was a founder and President of
Data Terminal Systems, Inc., a provider of electronic cash register/retail business control systems, from
1970 to 1981 and the founder and President of Resource Dynamics, Inc., a company that offered a facilities planning and management system, from 1981 until its sale in 1984. He is currently the Principal of The
Collings Foundation, which he founded in 1979, a member of the President’s Council of Massachusetts
General Hospital and on the Board of Advisors of Calare Real Estate. Mr. Collings brings to the
Board of Directors his executive leadership and operational experience.

Class III Continuing Directors –Term Expires in 2013	Age	Director Since
Cynthia Croatti (1)	55	1995
Ms. Croatti joined the Company in 1980. She has served as Director since 1995, Treasurer since 1982 and
Executive Vice President since 2001. In addition, she has primary responsibility for overseeing the human resources and purchasing functions of the Company. Ms. Croatti brings to the Board of Directors her detailed knowledge of the Company and the Company’s industry and her executive leadership experience.
Phillip L. Cohen (2)	79	2000
Mr. Cohen has served as Director of the Company since 2000. He is a certified public accountant and was a partner with an international public accounting firm from 1965 until his retirement in 1994 and has been a financial consultant since that date. He is a Director emeritus and former Treasurer of the Greater Boston
Convention and Visitors Bureau and a Director of Kazmaier Associates, Inc. Mr. Cohen brings to the Board of Directors his extensive public accounting and financial industry experience.
Michael Iandoli	65	2007
Mr. Iandoli has served as Director of the Company since January 2007. He served for over 30 years as a senior executive and President of TAC Worldwide Companies, a contract labor firm serving the automotive and high-tech industries. He is the President of the Executive Committee at the Larz
Anderson Auto Museum. Mr. Iandoli brings to the Board of Directors his extensive executive leadership and operational experience.

(1)	Ronald D. Croatti and Cynthia Croatti are siblings, and Anthony F. DiFillippo is Cynthia Croatti’s uncle. Anthony F. DiFillippo is the father of an executive officer of the Company.

(2)	The Company has designated Messrs. Collings and Cohen as the Directors to be elected by the holders of Common Stock voting separately as a single class.

Meetings of the Board of Directors and Its Committees

                   Board of Directors. The Company’s Board of Directors is divided into three classes, and the members of each class serve for staggered three-year terms. The Board is currently composed of two Class I Directors (Messrs. DiFillippo and Collings), three Class II Directors (Messrs. Croatti, Evans and Postek) and three Class III Directors (Ms. Croatti, and Messrs. Cohen and Iandoli). Three Class II Directors are up for re-election as Class II Directors at the Annual Meeting. The terms of the continuing Class I and III Directors will expire upon the election and qualification of Directors at the Annual Meeting of Shareholders in 2012 and 2013, respectively. At each Annual Meeting of Shareholders, Directors generally will be re-elected or elected for a full term of three years to succeed those Directors whose terms are expiring. The Board of Directors held five meetings and took action by unanimous written consent on one occasion during the Company’s 2010 fiscal year.

                   Audit Committee. During the 2010 fiscal year, the Audit Committee consisted of Messrs. Cohen (Chairman), Collings, Evans and Postek.  The Audit Committee held eight meetings during fiscal 2010. The Audit Committee is responsible for assisting the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and reporting process, (2) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, and (4) the Company’s compliance with legal and regulatory requirements. The Board of Directors and the Audit Committee adopted a written Audit Committee Charter in 2000.  The Audit Committee Charter has been updated and revised periodically since then, most recently in 2010.  A current copy of the Audit Committee Charter, as amended and restated, is available on the Company’s website at www.unifirst.com.  The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the rules of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”) and has determined that Phillip L. Cohen is an “audit committee financial expert” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board of Directors and the Audit Committee have adopted a Statement of Corporate Policy and Code of Business Conduct, a current copy of which is available on the Company’s website at www.unifirst.com.  The Company’s Audit Committee Complaint Procedure is also available on the Company’s website at www.unifirst.com.

Compensation Committee. The membership of the Compensation Committee was expanded during fiscal 2010 and now consists of Messrs. Collings (Chairman), Cohen, Evans, Iandoli and Postek.  The Compensation Committee met on three occasions during fiscal 2010.  In addition, an Ad Hoc Committee consisting of all five members of the Compensation Committee was created in fiscal 2010 in connection with the establishment of the compensation of the Company’s Chief Executive Officer.  This Ad Hoc Committee was chaired by the Company’s Lead Director, Mr. Evans and met on six occasions during fiscal 2010.  The Compensation Committee is responsible for reviewing and approving the Company’s executive compensation program, recommending awards under the Company’s equity compensation plans and establishing the compensation for the Company’s Chief Executive Officer.  The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the rules of the New York Stock Exchange.  The Board of Directors and the Compensation Committee have adopted a written Compensation Committee Charter, which was last revised in 2007.  A current copy of the Compensation Committee Charter is available on the Company’s website at www.unifirst.com.

      Nominating and Corporate Governance Committee. During the 2010 fiscal year, the Nominating and Corporate Governance Committee consisted of Messrs. Evans (Chairman), Cohen and Iandoli. The Nominating and Corporate Governance Committee met on three occasions in fiscal 2010. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends such nominees to the full Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee have adopted a written Nominating and Corporate Governance Committee Charter, which was last revised in 2007. A current copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.unifirst.com.  The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” under the rules of the New York Stock Exchange.  The Nominating and Corporate Governance Committee’s policy is to review and consider all Director candidates recommended by any of the Company’s Directors or shareholders. Such review and consideration is to proceed in accordance with the Company’s By-laws, Corporate Governance Guidelines and Policy Regarding New Director Nominations. See “Other Matters — Shareholder Proposals” for a summary of certain of these requirements. While neither the Board of Directors nor the Nominating and Corporate Governance Committee has a specific policy with respect to diversity, the Policy Regarding New Director Nominations provides that the Nominating and Corporate Governance Committee believes that director candidates should have a background that is complementary to that of the existing Board members so as to provide management and the Board of Directors with a diversity and freshness of views.  The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The current Corporate Governance Guidelines are available on the Company’s website at www.unifirst.com.  In addition, the Nominating and Corporate Governance Committee maintains a Policy Regarding New Director Nominations, a current copy of which is available on the Company’s website at www.unifirst.com. Since this policy was adopted, there have been no material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

                   Each continuing Director attended at least 75% of all of the meetings of the Board of Directors and of the committees of which the Director was a member held during the last fiscal year. Our Annual Meeting of Shareholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the Directors attended the 2010 Annual Meeting of Shareholders.

                   Please note that information contained in our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Independence of Board Members

                   The Board of Directors has determined that each of Messrs. Cohen, Collings, Evans, Iandoli and Postek is an “independent director” in accordance with the corporate governance rules of the New York Stock Exchange as a result of having no material relationship with the Company other than (1) serving as a Director and a Board Committee member, (2) receiving related fees as disclosed in this Proxy Statement and (3) having beneficial ownership of the Company’s securities as disclosed in the section of this Proxy Statement entitled “Security Ownership of Management and Principal Shareholders.”

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently occupied by one individual, Mr. Croatti. The Board of Directors believes that this leadership structure has served the Company well in the past and continues to serve it well, as Mr. Croatti’s 45 years of experience in the Company’s industry and his extensive and detailed knowledge and understanding of the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer.  Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and aligns corporate strategy with the Company’s day-to-day operations. Combining the roles also promotes unified leadership and direction for the Board of Directors and management.  In his combined role, Mr. Croatti sets the agenda for Board meetings with input from the Lead Director and presides over all meetings of the full Board.  Since the Chairman and Chief Executive Officer positions are currently occupied by Mr. Croatti, the Board of Directors appointed Mr. Evans, an independent Director, as the Lead Director to ensure strong independent oversight. As Lead Director, Mr. Evans presides at all meetings of the Board of Directors at which the Chairman is not present and chairs the executive sessions of independent Directors and non-management Directors, who regularly meet in executive sessions at which only independent Directors and non-management Directors are present. Mr. Evans also provides input to the Chief Executive Officer and may make suggestions regarding meeting agendas and bear such further responsibilities as the Board of Directors may designate from time to time. Mr. Evans, from time to time, provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent and non-management Directors outside of meetings of the Board of Directors.

Risk Oversight

    The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board of Directors receives periodic reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and reputational risks. The Company believes that the leadership structure of the Board of Directors supports effective oversight of risk assessment and management.

Risk Considerations in the Company’s Compensation Programs

In connection with the Compensation Committee’s compensation reviews, the Compensation Committee assesses whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.  Based on its review, the Compensation Committee believes that the mix and design of the Company’s compensation plans and policies do not encourage employees to assume excessive risk and therefore are not reasonably likely to have a material adverse effect on the Company.  In making this determination, the Compensation Committee considered a number of matters, including the following elements of the Company’s executive compensation plans and policies: (1) the Company sets performance goals that the Company believes are reasonable in light of past performance and market conditions; (2) the long-term vesting for the Company’s equity incentive awards helps to align the interests of management with those of the Company’s shareholders in respect of the Company’s long-term performance; (3) a range of levels of performance under the Company’s cash incentive bonus plan results in corresponding levels of compensation under that plan, rather than an “all-or-nothing” approach; (4) achievement of the targets under the Company’s bonus plan is based on the satisfaction of corporate performance metrics such as revenues and earnings per share, which serves to minimize the impact of excessive risk taking by any individual member of management; and (5) the six-year vesting and the multi-year performance criteria contained in Mr. Croatti’s restricted stock awards mitigate the impact of any short-term risk taking by him.

Meetings of Independent and Non-Management Directors

                  The independent and non-management Directors of the Company meet in executive sessions outside the presence of management. The presiding Director for these meetings is Mr. Evans, the Lead Director.  Any interested party or shareholder who wishes to make their concerns known to the independent and non-management Directors may avail themselves of the same procedures provided below under the heading “Communication with the Board of Directors”.  The Company’s Audit Committee Complaint Procedure is available on the Company’s website at www.unifirst.com.

Communication with the Board of Directors

                   Any interested party or shareholder who wishes to communicate with any of the Company’s Directors or the Board of Directors as a group, may do so by writing to the Board of Directors, or such individual Director(s) c/o Chief Financial Officer, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.  The Company recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded by him promptly to the appropriate addressee(s).

Security Ownership of Management and Principal Shareholders

The following table sets forth as of November 15, 2010 certain information concerning shares of Common Stock and Class B Common Stock beneficially owned by (i) each Director and Nominee, (ii) each of the named executive officers of the Company in the Summary Compensation Table, and (iii) all executive officers and Directors as a group, in each case based solely on information furnished by such individuals.  Except as otherwise specified, the named beneficial owner has sole voting and investment power.  The information in the table reflects shares outstanding of the Company’s Common Stock and Class B Common Stock on November 15, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
Ronald D. Croatti(2)(3)	1,256,128	6.3%	17.3%
Cynthia Croatti(3)(4)	3,000	*	*
Steven S. Sintros(3)	700	*	*
Bruce P. Boynton(3)	2,500	*	*
Donald J. Evans(3)(5)(8)	14,807	*	*
Phillip L. Cohen(3)(5)(8)	13,500	*	*
Anthony F. DiFillippo(3)(5)(6)(8)	41,075	*	*
Robert F. Collings(3)(5)(8)	12,000	*	*
Michael Iandoli(3)(5)(8)	11,000	*	*
David M. Katz	-	*	*
Thomas S. Postek(3)(5)(7)(8)	24,500	*	*
All Directors and executive officers as a group(3)(9) (12 persons)	1,383,910	7.0%	17.5%

* Less than 1%.

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 15, 2010, a total of 19,831,248 shares of common stock were outstanding, of which 14,917,879 were shares of Common Stock entitled to one vote per share and 4,913,369 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)
Ronald D. Croatti owns 1,093,528 shares of Class B Common Stock, representing 22.3% of such class, 154,200 shares of Common Stock plus the options to purchase Common Stock listed in footnote 3. Of the shares owned by Mr. Croatti, 350,000 are subject to the satisfaction of performance criteria and time-based vesting and 50,000 are subject to time-based vesting such that any the failure to satisfy such performance criteria and vesting may result in the forfeiture of some or all of such shares to the Company.  The information presented does not include any shares owned by Mr. Croatti’s children, as to which shares Mr. Croatti disclaims any beneficial interest. Mr. Croatti is a shareholder and director of each of the general partners of The Queue Limited Partnership and The Red Cat Limited Partnership, which respectively own 1,933,885 and 1,021,748 shares of Class B Common Stock.  Mr. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock and 250,000 shares of Common Stock. Mr. Croatti is the manager of MMC Trust LLC, which owns 950 shares of Common Stock. The information presented for Mr. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership, The Marie Croatti QTIP Trust or MMC Trust LLC. In addition, the information presented does not include any shares owned by certain trusts of which Mr. Croatti is a trustee and which, in the aggregate, beneficially own 132,792 shares of Class B Common Stock.

(3)
Includes the right to acquire, pursuant to the exercise of stock options, within 60 days after November 15, 2010, the following number of shares of Common Stock: Ronald D. Croatti, 8,400 shares; Cynthia Croatti, 3,000 shares; Steven S. Sintros, 700 shares; and Bruce P. Boynton, 2,500 shares.  The non-employee Directors presently have exercisable options to purchase the following number of shares of Common Stock: 8,500 shares each in the case of Messrs. Cohen and Evans; 7,000 shares in the case of Mr. Collings; 6,000 shares in the case of Mr. Iandoli; and 4,500 shares each in the case of Messrs. A. DiFillippo and Postek.

(4)
Ms. Croatti owns the options to purchase Common Stock listed in footnote 3.  The information presented does not include any shares owned by Ms. Croatti’s children, as to which shares Ms. Croatti disclaims any beneficial interest.  Ms. Croatti is a shareholder and director of each of the general partners of The Queue Limited Partnership and the Red Cat Limited Partnership, which respectively own 1,933,885 and 1,021,748 shares of Class B Common Stock.  Ms. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock and 250,000 shares of Common Stock. The information presented for Ms. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership or The Marie Croatti QTIP Trust.  In addition, the information presented for Ms. Croatti does not include any shares beneficially owned by certain other trusts for which Ms. Croatti is a trustee and certain entities for which Ms. Croatti serves as manager and which, in the aggregate, beneficially own 80,534 shares of Common Stock and 67,069 shares of Class B Common Stock.

(5)
Mr. Evans owns 4,307 shares of Common Stock, the options to purchase Common Stock listed in footnote 3, plus the unvested restricted Common Stock listed in footnote 8.  Mr. A. DiFillippo owns 27,325 shares of Common Stock, beneficially owns shares of Common Stock listed in footnote 6, the options to purchase Common Stock listed in footnote 3, plus the unvested restricted Common Stock listed in footnote 8.  Mr. Postek owns shares of Common Stock listed in footnote 7, the options to purchase Common Stock listed in footnote 3, plus the unvested restricted Common Stock listed in footnote 8.  Each of Messrs. Cohen, Collings and Iandoli beneficially own 3,000 shares of Common Stock, the options to purchase Common Stock listed in footnote 3 plus the unvested restricted Common Stock listed in footnote 8.

(6)	Includes 7,250 shares owned by Mr. DiFillippo’s spouse, plus the options to purchase Common Stock listed in footnote 3.

(7)	Mr. Postek owns 18,000 shares of Common Stock.

(8)	Includes 2,000 shares of restricted stock owned by each of Messrs. Evans, Cohen, A. DiFillippo, Collings, Iandoli and Postek. Such shares will vest on January 2, 2011.

(9)	Includes the Directors and named executive officers set forth in the table above and the other executive officer of the Company.

    To the knowledge of the Company, the following are the only beneficial owners of more than 5% of the outstanding shares of Common Stock or Class B Common Stock of the Company as of November 15, 2010. All information presented is based solely on information provided by each beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of All Outstanding Shares(1)	Percentage of Voting Power(1)
The Queue Limited Partnership(2)	1,933,885	9.8%	30.2%
First Eagle Investment Management, LLC(3)	1,721,426	8.7	2.7
Ronald D. Croatti(4)	1,256,128	6.3	17.3
The Red Cat Limited Partnership(5)	1,021,748	5.2	16.0
Royce & Associates, LLC(6)	938,417	4.7	1.5
River Road Asset Management, LLC(7)	803,011	4.0	1.3
Tweedy, Browne Company, LLC(8)	762,596	3.8	1.2
Cecelia Levenstein(9)	591,157	3.0	7.2

(1)
The percentages have been determined in accordance with Rule 13d-3 under the Exchange Act. As of November 15, 2010, a total of 19,831,248 shares of common stock were outstanding, of which 14,917,879 were shares of Common Stock entitled to one vote per share and 4,913,369 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(2)
The Queue Limited Partnership (“QLP”) owns 1,933,885 shares of Class B Common Stock, representing 39.4% of such class.  The general partner of QLP is Queue Management Associates, Inc. (“QMA”), which has sole voting and dispositive power over the shares owned by QLP.  Ronald D. Croatti, Cynthia Croatti and Cecelia Levenstein are the sole shareholders and directors of QMA.  All decisions by the directors of QMA must be made unanimously.  The address of QLP is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

(3)
First Eagle Investment Management, LLC beneficially owns shares of Common Stock, representing 11.5% of such class.  The address of First Eagle Investment Management, LLC is 1345 Avenue of the Americas, New York, NY 10105.  The Company has relied solely upon information contained in the Form 13F filed with the Securities and Exchange Commission by First Eagle Investment Management, LLC on November 12, 2010.

(4)
Ronald D. Croatti owns 1,093,528 shares of Class B Common Stock, representing 22.3% of such class, 154,200 shares of Common Stock plus the options to purchase Common Stock listed in footnote 3 to the preceding table.  Of the shares owned by Mr. Croatti, 350,000 are subject to the satisfaction of performance criteria and time-based vesting and 50,000 are subject to time-based vesting such that any the failure to satisfy such performance criteria and vesting may result in the forfeiture of some or all of such shares to the Company.  The information presented does not include any shares owned by Mr. Croatti’s children, as to which shares Mr. Croatti disclaims any beneficial interest. Mr. Croatti is a shareholder and director of each of the general partners of The Queue Limited Partnership and The Red Cat Limited Partnership, which respectively own 1,933,885 and 1,021,748 shares of Class B Common Stock.  Mr. Croatti is a trustee and beneficiary of The Marie Croatti QTIP Trust, which owns 4,374 shares of Class B Common Stock and 250,000 shares of Common Stock. Mr. Croatti is the manager of MMC Trust LLC, which owns 950 shares of Common Stock. The information presented for Mr. Croatti does not include any shares owned by The Queue Limited Partnership, The Red Cat Limited Partnership, The Marie Croatti QTIP Trust or MMC Trust LLC. In addition, the information presented does not include any shares owned by certain trusts of which Mr. Croatti is a trustee and which, in the aggregate, beneficially own 132,792 shares of Class B Common Stock.  The address of Ronald D. Croatti is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

(5)
The Red Cat Limited Partnership (“RCLP”) owns 1,021,748 shares of Class B Common Stock, representing 20.8% of such class.  The general partner of RCLP is Red Cat Management Associates, Inc. (“RCMA”), which has sole voting and dispositive power over the shares owned by RCLP.  Ronald D. Croatti and Cynthia Croatti are the sole shareholders and directors of RCMA.  The address of RCLP is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

(6)
Royce & Associates, LLC beneficially owns shares of Common Stock, representing 6.3% of such class. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.  The Company has relied solely upon the information contained in the Form 13F filed with the Securities and Exchange Commission by Royce & Associates, LLC on November 8, 2010.

(7)
River Road Asset Management, LLC beneficially owns shares of Common Stock, representing 5.4% of such class. The address of River Road Asset Management, LLC is 462 South Fourth Street, Louisville, KY 40207.  The Company has relied solely upon the information contained in the Form 13F filed with the Securities and Exchange Commission by River Road Asset Management, LLC on November 10, 2010.

(8)
Tweedy, Browne Company, LLC beneficially owns shares of Common Stock, representing 5.1% of such class.  The address of Tweedy, Browne Company, LLC is 350 Park Avenue, 9th Floor, New York, NY 10022.  The Company has relied solely upon information contained in the Form 13F filed with the Securities and Exchange Commission by Tweedy, Browne Company, LLC on November 8, 2010.

(9)
Cecelia Levenstein is the daughter of Marie Croatti.  Ms. Levenstein owns 444,349 shares of Class B Common Stock, representing 9.0% of such class, and 146,808 shares of Common Stock.  Ms. Levenstein is a shareholder and director of the general partner of The Queue Limited Partnership, which owns 1,933,885 shares of Class B Common Stock.  The information presented for Ms. Levenstein does not include any shares owned by The Queue Limited Partnership.  In addition, the information presented for Ms. Levenstein does not include any shares beneficially owned by certain other trusts for which Ms. Levenstein is a trustee and, which, in the aggregate, beneficially own 38,138 shares of Class B Common Stock.  The address of Ms. Levenstein is c/o UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, in collaboration with management, develops and implements our compensation policies.  The Compensation Committee also reviews and establishes the compensation paid to our executive officers.  We believe we provide an appropriate and competitive total compensation package to our executive officers through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.  We place significant emphasis on pay for performance-based incentive compensation, which is designed to reward our executive officers based on the achievement of predetermined corporate goals.

This Compensation Discussion and Analysis describes our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and other three most highly-compensated executive officers as determined in accordance with applicable SEC rules (collectively, our “named executive officers”).  During fiscal 2010, the composition of the Compensation Committee was expanded by the Board of Directors to include all five of our independent Directors.  This group of five independent Directors, acting at the time as the Ad Hoc Committee of Independent Directors, was also responsible for considering and recommending to the Board of Directors the decision to enter into a long-term employment contract with our Chief Executive Officer and to grant him significant equity incentive awards, primarily in the form of performance-based restricted stock.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive uniform rental and sales industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success and the furtherance of our long term strategic plan;

•	align the interests of our executives and shareholders by motivating executives to increase shareholder value and by rewarding executives when shareholder value increases;

•
provide a competitive compensation package which is weighted heavily towards pay for performance, and in which a significant portion of total compensation is determined by corporate and individual performance and the creation of shareholder value;

•	ensure fairness among our executive officers by recognizing the contributions each executive makes to our success; and

•	foster a shared commitment among executives by coordinating their corporate and individual goals.

Our Executive Compensation Programs and Plans

We designed our executive compensation programs and plans to achieve the objectives described above.  Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs.  Consistent with the significant emphasis we place on performance-based incentive compensation, we have linked our annual cash incentive bonuses to the achievement of predetermined corporate performance goals.

Within the context of the overall objectives of our compensation programs, we typically determine the specific amounts of compensation to be paid to each of our named executive officers based on a number of factors:

•	the performance of our named executive officers in prior years;

•	the roles and responsibilities of our named executive officers;

•	the individual experience and skills of our named executive officers;

•	for each named executive officer, other than our Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer; and

•	the amounts of compensation being paid to our other named executive officers.

In addition, we rely on our understanding of the amount of compensation paid by our principal competitors and similarly situated companies to their executives with comparable roles and responsibilities as a market check for the compensation decisions we make.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of how each element fits into the overall compensation of our named executive officers.  We also discuss below the amounts of compensation paid to our named executive officers for fiscal 2010 under each of these elements.  In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address.  However, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above.  Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program serves each of our objectives to a greater or lesser extent.

In evaluating appropriate compensation levels and programs for 2010, we were mindful of the salary freeze in 2009, the mandatory furlough program and other compensation cut-backs instituted in December 2008 as cost-savings initiatives in the face of the recent severe recession.  These actions contributed to our strong profits in fiscal 2009 and we concluded that compensation increases for 2010 were appropriate in recognition of the sacrifice made by the executive team in 2009 and the solid financial results generated by the Company.

As part of our 2010 compensation review, we determined that it was appropriate to create a long-term equity incentive program for our Chief Executive Officer, Ronald D. Croatti.  Accordingly, on April 5, 2010 we entered into a long-term employment agreement with Mr. Croatti and granted him a total of 400,000 shares of restricted stock, 350,000 shares of which are performance-based.  The process we used, the factors we considered and the conclusions we reached in the development of Mr. Croatti’s long-term equity incentive arrangement are described below.

Base Salary

We pay our named executive officers a base salary, which we review and determine annually.  We believe that a competitive base level of compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executive officers who will further our long term strategic plan and increase shareholder value.  We also believe that attractive base salaries can motivate and reward executive officers for their overall performance.  The base salaries paid to our named executive officers reflect the general performance of our named executive officers during prior years, their roles and responsibilities, and their experience, skills and contributions.  The base salaries set forth in the “Summary Compensation Table” below reflect the base salaries earned by our named executive officers in fiscal 2010.  We determine the base salaries of our named executive officers on a calendar year basis.  For calendar 2010, we increased the base salaries of all of our named executive officers other than Mr. Croatti as follows:  Steven S. Sintros’ base salary increased from $225,000 to $249,995 per year, Cynthia Croatti’s base salary increased from $330,235 to $336,840 per year, Bruce P. Boynton’s base salary increased from $262,000 to $267,241 per year and David M. Katz’s base salary increased from $275,000 to $280,501 per year.  Mr. Croatti's base salary was not increased in 2010 pursuant to the terms of the long-term employment agreement we entered into with him in April 2010.  The base salaries of our other named executive officers reflected 2% to 11% increases as determined by our Compensation Committee after reviewing Mr. Croatti’s recommendations with respect to the base salaries to be paid to each named executive officer.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our named executive officers are eligible to receive annual cash incentive bonuses primarily based on their performance as measured against predetermined corporate financial goals that we establish.  The primary objective of our annual cash incentive bonuses is to motivate our named executive officers and to reward them for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals.  Our annual cash incentive bonuses also align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so.

Under our bonus plan, our named executive officers have the potential to earn annual cash incentive bonuses at a level that represents a meaningful portion of our named executive officers’ cash compensation.  Our bonus plan provides for potential annual cash incentive bonuses that range from no annual bonus to an annual bonus of up to 28% of the named executive officer’s base salary for the fiscal year.  Potential bonus payments under our bonus plan are linked to objective criteria set forth in our bonus plan.  Our named executive officers can earn annual cash incentive bonuses based on predetermined goals based on corporate revenues, earnings per share and customer retention.

At the beginning of each fiscal year, we set a fiscal year target for corporate revenues for purposes of our bonus plan.  At the end of each fiscal year, we compare actual revenues for the fiscal year both to target revenues and actual revenues for the prior fiscal year.  Based on our actual revenues for the fiscal year, each named executive officer can earn a bonus of up to 4% of his or her base salary if actual revenues exceed a predetermined percentage of the target revenues.  Another 4% of his or her base salary can be earned based on the extent to which actual revenues exceed 103% of prior year revenues.  The amount of the bonus would vary depending on the amount by which actual revenues varied from target revenues or the prior year revenues, as the case may be.  The actual amount of the bonus is based on the percentage achievement of the bonus criteria.  To achieve the maximum bonus for each revenue goal, actual revenues must equal or exceed 102% of the target revenues and 108% of the prior year revenues, respectively.

At the beginning of each fiscal year, we set a fiscal year target amount of corporate earnings per share for purposes of our bonus plan.  At the end of each fiscal year, we compare actual earnings per share for the fiscal year both to target earnings per share and actual earnings per share for the prior fiscal year.  Based on our actual earnings per share for the fiscal year, each named executive officer can earn a bonus of up to 8% of his or her base salary if actual earnings per share exceed a predetermined percentage of the target earnings per share.  Another 8% of his or her base salary can be earned based on the extent to which actual earnings per share exceed 103% of prior year earnings per share.  The amount of the bonus would vary depending on the amount by which actual earnings per share varied from target earnings per share or the prior year earnings per share, as the case may be.  The actual amount of the bonus is based on the percentage achievement of the bonus criteria.  To achieve the maximum bonus for each earnings per share goal, the actual earnings per share must equal or exceed the target earnings per share and 110% of the prior year earnings per share, respectively.

Our bonus plan also provides for annual cash incentive bonuses of up to 4% of base salary for our named executive officers based on customer retention.

No annual cash incentive bonuses are paid to our named executive officers unless at least one of the revenue targets and one of the earnings per share targets are achieved.

In establishing our targeted bonus opportunities, we consider the incentives that we want to provide to our executives and our historical practices.  For fiscal 2010, we established the following corporate financial goals under our bonus plan.  With respect to revenues, target revenues were set at $975 million.  Since actual revenues for fiscal 2010 were $1.026 billion, based on the percentage achievement levels the named executive officers achieved a 4% bonus based on target revenues and no bonus based on the comparison to the prior year revenues.  With respect to corporate earnings per share, target earnings per share were set at $2.85.  Since actual earnings per share were $3.90, based on the percentage achievement levels the named executive officers achieved an 8% bonus based on target earnings per share and no bonus based on the comparison to prior year earnings per share.  With respect to customer retention levels, at a revenue growth rate of less than 8%, the target customer loss percentage was set at no more than 10%.  Since the actual lost customer percentage was less than 10%, the named executive officers earned a bonus of 3% based on this criterion.  In addition, in light of the solid financial results generated by the Company in the face of extraordinarily challenging economic and business conditions, we approved an extra 2.5% bonus for each of the executive officers in addition to that earned under the 2010 bonus plan.

For fiscal 2010, our named executive officers received the following annual cash incentive bonuses:

Name	Bonus	% of Base Salary
Ronald D. Croatti	$88,137	17.5%
Steven S. Sintros	$42,319	17.5%
Cynthia Croatti	$58,569	17.5%
Bruce P. Boynton	$46,467	17.5%
David M. Katz	$48,773	17.5%

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards to our named executive officers as part of our total compensation package.  We use long-term equity incentive awards as part of our emphasis on performance-based incentive compensation.  Our long-term equity incentive awards align the interests of our named executive officers and our shareholders by providing our executives with incentives to increase shareholder value and a reward for doing so.  We generally grant long-term incentive awards once each year.

In fiscal 2010 we granted non-qualified stock options to all of our named executive officers other than Mr. Croatti.  We have traditionally granted non-qualified stock options to our named executive officers.  We continued this practice in fiscal 2010 for all of our named executive officers other than Mr. Croatti.  (The long-term equity incentive grants made to Mr. Croatti in 2010 are described below).  Stock options provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price based on the fair market value of shares of our Common Stock on the date of grant.  Since 2003, stock options granted to our named executive officers have been subject to a five-year cliff-vesting schedule under which options become vested and exercisable after five years from the date of grant and expire ten years after the grant date.  All stock options are awarded pursuant to our UniFirst Corporation 1996 Stock Incentive Plan, as amended.

Upon a holder’s exercise of a non-qualified stock option, we are generally entitled to a tax deduction in the year in which the stock option is exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option is exercised.  A holder of a non-qualified stock option is generally taxed on this same amount in the year of exercise.

In fiscal 2010, we granted the following non-qualified stock options and shares of restricted stock to the following named executive officers:

Name	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Number of Restricted Shares Granted	Grant Date Fair Value of Stock Awards
Ronald D. Croatti	-	-	400,000	$20,556,000
Steven S. Sintros	8,000	$42.55	-	-
Cynthia Croatti	12,000	$42.55	-	-
Bruce P. Boynton	8,000	$42.55	-	-
David M. Katz	8,000	$42.55	-	-

Broad-Based Benefits Programs and Perquisites

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance, life insurance and the UniFirst Corporation Profit Sharing Plan.  In addition, certain of our full-time employees, including our named executive officers, may participate in the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan.  In fiscal 2010, our named executive officers also received certain perquisites and personal benefits set forth in the “Summary Compensation Table” below.  We provide these benefits to retain and attract talented executives with the skills and experience to further our long term strategic plan.

Our CEO Compensation Program

Early in the fiscal 2010 compensation review process, we recognized that management continuity was critical to the future success of the Company.  To that end, our Chief Executive Officer, Mr. Croatti, proposed that he be granted 400,000 shares of restricted stock subject to vesting over five years.  It was determined that the review of any such grant should be considered by all of the independent Directors, and so an Ad Hoc Committee was formed consisting of Messrs. Cohen, Collings, Evans, Iandoli and Postek.  This Ad Hoc Committee was chaired by our Lead Director, Mr. Evans.  Outlined below are our objectives in developing our CEO compensation arrangements, the process we followed in reviewing and analyzing the terms of the arrangement, the issues we considered in the process, the conclusions we ultimately reached and the terms of the employment agreement and restricted stock awards the Company entered into with Mr. Croatti.

Our CEO Compensation Objectives

The Ad Hoc Committee believed that Mr. Croatti has been and remains critical to the Company’s past and future success.  We therefore concluded that it is in the best interest of our shareholders to ensure Mr. Croatti’s continued dedication to the Company.  Accordingly, the Ad Hoc Committee’s primary objective was to ensure management continuity and reward continued excellent results.  We determined that this could best be accomplished through a long-term equity incentive program that would keep Mr. Croatti engaged and committed in his role as our Chief Executive Officer for an extended period of time.  In addition, we strove to redress what we believed to be his long-standing under-compensation as compared to his peers at comparable companies, and thereby to compensate him appropriately for his exceptional past performance.  As part of this initiative, we sought to create a significant long-term equity compensation opportunity for him that would align his long-term wealth creation with the long-term performance of the Company.

Process We Followed

In considering the equity incentive grant to be awarded to Mr. Croatti, the Ad Hoc Committee met six times from November 2009 through March 2010.  At our first meeting, it was agreed that the Ad Hoc Committee should retain an experienced and highly-qualified independent executive compensation consultant to advise us on this matter.  Following an interview process, we selected Pearl Meyer & Partners LLC (PM&P).  It should be noted that PM&P does not perform other work for the Company or its executives and the Compensation Committee has sole authority to retain or terminate all compensation consultants.

At our request, PM&P prepared detailed reports to assist us in the review process.  As part of its analyses, PM&P compared the Company’s performance and Mr. Croatti’s compensation to a group of reference companies.  These reference companies were Administaff, Inc., Cenveo, Inc., Cintas Corporation, Comfort Systems USA, Inc., Consolidated Graphics, Inc., G&K Services, Inc., Invacare Corporation, Kforce Inc., Rollins, Inc., Stericycle, Inc., Tetra Tech, Inc., The Timberland Company, Warnaco Group, Inc., and Watts Water Technologies, Inc.  These reference companies were selected by PM&P based on comparability to the Company with respect to revenues, market capitalization, asset size and industry, and then approved by the Ad Hoc Committee after input from management.

In addition, we concluded that it was important to compare Mr. Croatti’s compensation to broader compensation surveys as a market check.  We therefore also looked to the most recent then-available Research Report 143B of The Conference Board dealing with CEO compensation at 2,154 publicly-traded companies in the United States.  In particular, we considered the Report’s data regarding CEO compensation for the Report’s industry grouping applicable to the Company (Textile and Apparel) as well its breakout of data for CEO compensation at companies with revenues comparable to ours.

At the conclusion of our meetings, on March 12, 2010 the Ad Hoc Committee recommended to the Company’s Board of Directors that it approve the equity incentive compensation arrangements for Mr. Croatti outlined herein.  Based on this recommendation, on March 30, 2010 the Board authorized the Company to enter into an employment agreement with Mr. Croatti and to grant to him 50,000 shares of restricted stock subject to time-based vesting and 350,000 shares of restricted stock subject to vesting based on the achievement of specific performance criteria.  Following negotiations with Mr. Croatti and his counsel, the employment agreement was executed on April 5, 2010 and the restricted stock was issued on that date.  To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is now seeking shareholder approval of the grant of 350,000 shares of performance-based restricted stock to Mr. Croatti as outlined in this Proxy Statement.

Factors We Considered

In considering the nature, size and terms of the equity incentive grant to be issued to Mr. Croatti, we considered a variety of factors.  While some of these factors were objective comparisons to compensation levels at other companies, most of them were subjective factors, including those related to Mr. Croatti’s past and expected future performance as well as those focused on the extent to which such a grant would further align the interests of Mr. Croatti, our shareholders and the other constituencies.  Each of us weighed the factors differently and no single factor or group of factors was determinative for any of us. We each looked at the totality of circumstances and factors and reached our conclusions accordingly.  We considered to a greater or lesser extent each of the following factors; however, this listing of factors is not intended to be, and is not, exhaustive of all of the inputs and factors considered by each of us.

•
We compared UniFirst’s performance (based on revenue growth, EBITDA margin and total shareholder return) to that of the reference companies over the past 1, 3 and 5 years and compared Mr. Croatti’s compensation to the compensation of the CEOs of those reference companies.  With the assistance of our consultant, PM&P, we found that UniFirst was consistently in the top quartile in EBITDA margin as compared to the reference companies and was in the top half in all other measures as compared to these companies for all the periods in question.  We then compared Mr. Croatti’s compensation over the past 1 and 5 year periods to that paid to the CEOs of the reference companies.  While we considered comparison data at the 25th, 50th and 75th percentiles, we determined that UniFirst financial performance was consistently above average and therefore we concluded that it was appropriate to review his pay relative to the 75th percentile.  This conclusion was also supported by his long tenure as CEO, his solid industry reputation and his long track record of above par performance.  This analysis revealed that Mr. Croatti’s shortfall in total compensation at the 75th percentile was over $3.9 million in annual pay (which is the sum of base salary, annual bonus and the grant date value of long-term incentives) and approximately $20 million over the past 5 years (based on the sum of base salaries, annual bonus payouts, value realized from option exercises, value of restricted stock grants that vest, value of performance award payouts and company contributions to deferred compensation, retirement plans and SERPs over the past 5 years).

•
We compared Mr. Croatti’s compensation level to those levels reflected in The Conference Board report.  We reviewed the report’s data for compensation to companies in UniFirst’s revenue range and to companies in UniFirst’s industry grouping.  In both of these cases, the reported annual median compensation ($4.6 million at the 75th percentile for companies in UniFirst’s revenue range and $5.6 million at the 75th percentile for all companies in the Textile and Apparel grouping) exceeded that paid to the CEOs of the reference companies at the 75th percentile.  In reviewing this data, we were mindful of the significant differences in size of many of the companies included in the survey and broad scope of UniFirst’s industry grouping.  Accordingly, we viewed this data as a market check for the results of the compensation comparison to the reference companies.

•
In comparing Mr. Croatti’s compensation to that paid to other CEOs, our focus was on the creation of a substantial equity incentive for Mr. Croatti.  While we initially considered a number of alternatives, we ultimately concluded that to the extent we were to seek to bridge all or a portion of his compensation gap, we would do so solely through equity incentive grants as opposed to significant increases to either his base salary or annual cash incentive bonuses.  In this regard, we considered it significant that while the issuance of restricted stock would cause limited dilution for our shareholders, it would not result in a significant cash drain on the Company.

•
We were cognizant that the UniFirst stock price was in the range of $42 to $45 per share when we began our discussions regarding a restricted stock grant.  As these discussions progressed, the stock rose to a range of $52 to $55 per share.  In considering the value of any restricted stock grant to be made to Mr. Croatti, we looked more to an average price over the period during which we considered the grant rather than the specific per share price at the date of grant.

•	We discussed at length the perspectives that a number of different constituencies would likely have on the compensation alternatives we were considering. These constituencies included:

•	institutional and individual holders of our Common Stock;
•	other senior executives;
•	customers;
•	employees generally;
•	potential investors; and
•	holders of our Class B Common Stock and other members of the Croatti family.

•
As an additional reference point, we asked PM&P to profile compensation programs provided to recently hired CEOs at comparable companies, to better understand the hypothetical “replacement cost” associated with a CEO turnover in the event Mr. Croatti were to retire.

•
We considered the impact the grant would have (assuming it were fully earned and after deducting shares withheld for the payment of taxes) on Mr. Croatti’s total share ownership.  In this regard, we took into account Mr. Croatti’s intent to exchange with other Croatti-family holders the shares of Common Stock received pursuant to the proposed restricted stock award for an identical number of shares of Class B Common Stock. In that connection, it was determined that the restrictions applicable to the shares of Common Stock to be exchanged would, in essence, be transferred from his Common Stock to the Class B Common Stock received pursuant to the exchange.

•	We considered the dilution that would be caused by the grant of restricted stock on the Company’s earnings per share, both prior to vesting and after vesting.

•
We considered the tax impact of the grant on the Company and Mr. Croatti.  In particular, we reviewed in detail the requirements of Section 162 (m) of the Code regarding the deductibility of the grant by the Company.

•
We considered the performance metrics applicable to the restricted stock.  We discussed numerous possible metrics and the underlying performance criteria and considered the appropriate time period for the achievement of the performance criteria.

•
We considered the pros and cons of linking the restricted stock grant to a long-term employment agreement that would severely restrict Mr. Croatti’s ability to compete with the Company in the event he were to resign from his position.

Our Conclusions

In analyzing the factors impacting the proposed equity incentive grant to Mr. Croatti, the Ad Hoc Committee reached a number of conclusions that ultimately served to refine our analysis and assist us in making a final decision on the awards.  First, and foremost, the Ad Hoc Committee agreed that Mr. Croatti’s performance as our CEO has been exceptional and that it is key to our future success that the Ad Hoc Committee create an equity incentive program for him that would financially incent him to continue as our CEO for at least the next five years.  In reviewing Mr. Croatti’s 19-year tenure as our CEO, the Ad Hoc Committee particularly emphasized his strong leadership skills, his strategic vision for the Company and its businesses, his ability to attract, retain and motivate a successful management team, his in-depth knowledge of the Company businesses, his ability to identify, negotiate, close and integrate acquisitions and his proven ability to accurately assess and drive the internal and external factors that are the keys to the Company’s success.  In addition, we took note of his proven record of profitability growing the Company.  For example, since Mr. Croatti became CEO in 1991, revenues have grown from $250 million to over $1.0 billion, with a compounded annual growth rate (through the end of fiscal 2009, which was the most recent completed fiscal year when we considered this matter) in revenues and earnings per share of 7.6% and 9.9%, respectively.  Over that period, the Company had grown from serving 100,000 customer locations in 29 states, Canada and Europe from more than 100 customer service, distribution and manufacturing facilities to serving over 200,000 customer locations in 45 states, Canada and Europe from more than 200 customer service, distribution and manufacturing facilities.  In addition, during this time the number of Company employees had increased from approximately 4,500 to approximately 10,000.  Finally, our share price (adjusted for dividends and splits) had increased from $7.51 at the end of fiscal 1991 to $54.79, the closing price on the date (March 12, 2010) we recommended the restricted stock grant to the Board of Directors.

More recently, over the five-year period ended with fiscal 2009, the Company’s annual net income more than doubled from $33.6 million in fiscal 2004 to $75.9 million in fiscal 2009, while shareholders’ equity had risen from $368.7 million to $627.0 million.  The Ad Hoc Committee also took note that since fiscal 2006, UniFirst’s organic growth rate had outperformed its principal competitors who publicly report financial results (Cintas Corporation and G&K Services, Inc.) and that UniFirst was the only publicly-held company in the uniform rental industry to achieve positive organic growth in fiscal 2009.  Based on Mr. Croatti’s exceptional performance as CEO and UniFirst’s strong growth and financial performance, we concluded that it was in the best interests of the stockholders to implement an equity incentive program for Mr. Croatti that would ensure his long-term dedication to the Company and its business.

The next step in our decision making process was to determine the size of the equity incentive arrangement to be awarded to Mr. Croatti.  We considered the analysis comparing Mr. Croatti’s compensation to that of the CEOs of the reference companies and also reviewed The Conference Board compensation data.  We gave greater weight to the data from the reference companies as compared with The Conference Board data, but we generally believed that since the amount of the applicable CEO compensation set forth in The Conference Board compensation data exceeded the amount of the CEO compensation paid by the reference companies, The Conference Board data was a validation of the appropriateness of the reference company data.  The Ad Hoc Committee members each used their independent judgment in evaluating this data.  Nevertheless, the data revealed that Mr. Croatti had been, and continued to be, under-compensated by a very significant amount as compared to other CEOs at comparably-situated companies.  The Ad Hoc Committee viewed this data as helpful guidance, but did not consider it to be dispositive of the analysis.  Instead, we looked at the totality of the factors and we each made an independent judgment based on our own individual analysis and weightings of those factors.

Based on this analysis, the Ad Hoc Committee concluded that an aggregate award size equal to 400,000 shares would best address our over-arching objective of ensuring management continuity.  We also decided that the award should vest over 6 years instead of 5 years.  We determined that extending the vesting by an additional year would extend Mr. Croatti’s contractual commitment and would reduce the amount of the annual earnings charge resulting from the program.

We also decided that 50,000 of the restricted shares should be designated as an award in recognition of Mr. Croatti’s extraordinary leadership and vision in guiding the Company to achieving very strong financial results in 2009 in the face of the worst recession in many decades.  Based on our determination that these shares related to 2009 performance, we concluded that they should be exempt from any additional performance criteria.  Instead, consistent with our goal to create a long-term equity incentive to ensure management continuity, we decided that these shares should vest ratably over the six-year period.  Moreover, we anticipated that as these shares vest, it was unlikely that their value would result in any significant loss of deductibility by the Company under Section 162(m) of the Code.

For the remaining 350,000 shares, we concluded that it was appropriate to tie their vesting to the achievement of performance criteria since that would more closely link Mr. Croatti’s compensation to the success of the Company.  Working with the Company’s Chief Financial Officer and PM&P, we selected performance metrics and targets that we believed to be achievable based on reasonable performance by the Company.  We focused on revenue and operating margin targets as they are key metrics in the Company’s overall performance.  We decided to impose performance targets through fiscal 2012 and to then require additional time-based vesting through the sixth anniversary of the grant date for any shares that were earned based on performance achieved through 2012.  We concluded that imposing performance goals through fiscal 2012 balanced a long-term perspective with practical constraints regarding the Company’s ability to project accurately far into the future.  We believe that the deductibility of this award should not be limited by Section 162(m) of the Code so long as the stockholders approve the grant as set forth in this Proxy Statement.

Finally, we decided that to fulfill our objective to retain Mr. Croatti as CEO, we should require him to enter into an employment agreement.  We concluded that the contractual commitments set forth in the employment agreement, which include a two-year noncompetition clause, would help to ensure Mr. Croatti’s continued service as our CEO.  To this end, we purposely limited Mr. Croatti’s severance rights under the employment agreement to six-months of salary, payable only if the Company terminates his employment without cause.  In addition, we did not provide for any special parachute or change-in-control payments.

At the conclusion of our meetings, PM&P conducted its independent analysis of the proposed compensation to be provided to Mr. Croatti.  Based on that analysis, PM&P confirmed our belief that Mr. Croatti’s compensation levels had historically significantly trailed market median levels, and that a substantial grant of equity would be appropriate, especially given Mr. Croatti’s strong record of performance.  PM&P modeled the level of compensation that would be delivered under various performance scenarios based on the proposed compensation to be provided to Mr. Croatti and issued to us its formal opinion that concluded that “the form and level of compensation that would be provided to Mr. Croatti under the scenarios outlined in this letter are comparable to those provided by similar organizations for similarly situated executives, and are therefore reasonable.”

PM&P’s opinion squared with our own conclusions based on our independent analysis and our careful consideration of the matter.  Subject to the terms we have outlined herein, the Ad Hoc Committee recommended to the Board of Directors that it authorize the Company to grant the restricted stock awards to Mr. Croatti and enter into the employment agreement with him.

Terms

Employment Agreement.  The employment agreement with Mr. Croatti provides for his employment for a term of six years, subject to earlier termination as set forth in the agreement.  Pursuant to the employment agreement, Mr. Croatti’s base salary for 2010 is his base salary then in effect.  The agreement provides that this salary will be reviewed on an annual basis consistent with our usual practices for senior executives of the Company.  The agreement also provides for the grant to him of 350,000 shares of performance-based restricted stock pursuant to the performance-based restricted stock agreement described below.  The employment agreement provides that in the event that the Company terminates Mr. Croatti’s employment without cause during its term, Mr. Croatti would be entitled to receive as severance one-half of his annual base salary then in effect.  Mr. Croatti agreed under the employment agreement not to compete with the Company or to solicit the Company’s employees or customers for a period of 24 months following his termination.

Performance-Based Restricted Stock Agreement.  The grant of the 350,000 shares of performance-based restricted stock was made pursuant to a restricted stock agreement.  That agreement provides that the performance-based restricted stock will be earned if the Company achieves certain consolidated revenues and adjusted operating margins as set forth in the agreement during certain performance periods also set forth in the agreement.  The performance-based restricted stock earned upon achievement of the performance criteria will vest in four equal amounts on the third, fourth, fifth and sixth anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date.  Mr. Croatti may transfer all or any portion of the performance-based restricted stock to any holder of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock.  Upon any such transfer, the restrictions and conditions to which the shares of performance-based restricted stock are subject under the award agreement will lapse and such restrictions and conditions will attach to the shares of Class B Common Stock received upon such exchange.  In the event that Mr. Croatti’s employment is terminated without cause or by reason of death or disability prior to the vesting of the performance-based restricted stock, all of the shares of performance-based restricted stock that have been or will be earned upon achievement of the applicable performance criteria through the end of the fiscal year during which such termination occurs will become fully vested.

Time-Vested Restricted Stock Agreement.  The grant of the 50,000 shares of time-vested restricted stock was made pursuant to a separate restricted stock agreement.  These restricted shares will vest in equal amounts on each of the first six anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date.  Mr. Croatti may transfer all or any portion of these restricted shares to any holder of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock.  Upon any such transfer, the restrictions and conditions to which these restricted shares are subject will lapse and such restrictions and conditions will attach to the shares of Class B Common Stock received upon such exchange.  In the event that Mr. Croatti’s employment is terminated without cause or by reason of death or disability prior to the vesting of these restricted shares, all of these restricted shares will immediately and automatically vest in full.

It should be noted that the foregoing summary is qualified in its entirety by reference to each of these agreements, copies of which have been filed as Exhibits to our Quarterly Report on Form 10-Q on April 8, 2010.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for establishing the compensation paid to our named executive officers.  The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the New York Stock Exchange.  In determining executive compensation, our Compensation Committee annually reviews the performance of our named executive officers with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards for each of our named executive officers.  Our Compensation Committee annually reviews the performance of our Chief Executive Officer and establishes the appropriate base salary, annual cash incentive bonus payments and grants of long-term equity incentive awards to be paid to him.  The process we used in fiscal 2010 in establishing Mr. Croatti’s long-term equity incentive arrangements is described above.  Except as described in connection with our review of Mr. Croatti’s equity incentive compensation for 2010, we do not engage in a formal benchmarking process in setting the compensation for our executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2010 for filing with the Securities and Exchange Commission.

Compensation Committee

Robert F. Collings  (Chairman)
Phillip L. Cohen
Donald J. Evans
Michael Iandoli
Thomas S. Postek

Summary Compensation Table

                   The following table sets forth summary information concerning the annual compensation for the years ended August 28, 2010, August 29, 2009 and August 30, 2008, respectively, awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and our other three most highly-compensated executive officers (collectively, for purposes of the tables set forth in this Proxy Statement, our “named executive officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	2010 2009 2008	$499,765 $501,702 $501,891	$14,690 - -	$20,556,000 - -	- $24,926 $30,738	$73,447 $88,137 $132,402	$196,900 $272,291 $165,754	$29,399 $24,448 $23,852	$21,370,201 $911,504 $854,637
Steven S. Sintros Vice President and Chief Financial Officer	2010 2009	$239,610 $199,152	$7,053 -	- -	$128,180 $19,831	$35,266 $35,004	$13,218 $7,643	$27,834 $22,134	$451,161 $283,764
Cynthia Croatti Executive Vice President and Treasurer	2010 2009 2008	$332,013 $328,965 $330,014	$9,762 - -	- - -	$192,270 $19,941 $23,419	$48,807 $57,792 $87,229	$132,192 $55,958 $34,795	$29,623 $23,543 $24,403	$744,667 $486,199 $499,860
Bruce P. Boynton Senior Vice President, Operations	2010 2009 2008	$263,412 $260,993 $262,487	$7,745 - -	- - -	$128,180 $19,941 $20,492	$38,722 $45,851 $69,400	$124,340 $76,254 $64,658	$29,576 $23,606 $24,198	$591,975 $426,645 $441,235
David M. Katz Vice President, Sales and Marketing	2010	$276,482	$8,129	-	$128,180	$40,644	$10,011	$21,204	$484,650

(1)
The amount shown represents the aggregate grant date fair value related to the grant of 400,000 shares of restricted stock to Ronald D. Croatti in fiscal 2010 calculated in accordance with the FASB ASC Topic 718.  Additional information concerning our financial reporting of restricted stock is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 28, 2010.  Additional information regarding the 400,000 shares of restricted stock granted to Ronald D. Croatti is set forth under the headings “Potential Payments Upon Termination or Change in Control – Restricted Stock Award Agreements with Ronald D. Croatti” and “Proposal 3 – Approval of Grant of Performance Restricted Shares to Ronald D. Croatti” in this Proxy Statement.

(2)
The amounts shown represent the aggregate grant date fair value related to the grant of stock options to our named executive officers in fiscal 2010, fiscal 2009 and fiscal 2008, respectively, calculated in accordance with FASB ASC Topic 718 (including the effect of any estimate of future forfeitures).  Additional information concerning our financial reporting of stock options is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Reports on Form 10-K for the years ended August 28, 2010 and August 29, 2009, respectively, and in Notes 1 and 11 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 30, 2008.  See the “Outstanding Equity Awards at Fiscal Year-End – 2010” table below for additional details regarding the stock options that have been granted to our named executive officers in fiscal 2010.  See the “Outstanding Equity Awards at Fiscal Year-End – 2009” table in our Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 8, 2009 for additional details regarding the stock options that were granted to our named executive officers in fiscal 2009.  See the “Outstanding Equity Awards at Fiscal Year-End – 2008” table in our Proxy Statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 9, 2008 for additional details regarding the stock options that were granted to our named executive officers in fiscal 2008.

(3)
Amounts reported in this column for fiscal 2010 represent the present value of the accumulated benefit obligation as of August 28, 2010 minus the present value of the accumulated benefit obligation as of August 29, 2009 under the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan, as amended (“SERP”).  Amounts reported in this column for fiscal 2009 represent the present value of the accumulated benefit obligation as of August 29, 2009 minus the present value of the accumulated benefit obligation as of August 30, 2008 under our SERP.  Amounts reported in this column for fiscal 2008 represent the present value of the accumulated benefit obligation as of August 30, 2008 minus the present value of the accumulated benefit obligation as of August 25, 2007 under our SERP.  Our obligation has been estimated assuming benefits commence at normal social security retirement age and using FAS No. 87 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates.  Since the Company does not credit interest at above-market rates, no interest amounts are included in these totals.  See the “Pension Benefits Table – Fiscal 2010” below for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2010.  See the “Pension Benefits Table – Fiscal 2009” in our Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 8, 2009 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2009.  See the “Pension Benefits Table – Fiscal 2008” in our Proxy Statement for the 2009 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 9, 2008 for additional details about the accumulated benefits of each named executive officer under our SERP with respect to fiscal 2008.

(4)	The amounts reported in the “All Other Compensation” column are shown in the table below.

Name	Year	Car Allowance	401(k) Contribution	Profit Sharing Plan	Total All Other Compensation
Ronald D. Croatti	2010 2009 2008	$7,410 $7,410 $7,463	$9,800 $9,800 $9,200	$12,189 $7,238 $7,189	$29,399 $24,448 $23,852
Steven S. Sintros	2010 2009	$7,410 $7,080	$8,235 $8,794	$12,189 $6,260	$27,834 $22,134
Cynthia Croatti	2010 2009 2008	$7,410 $7,410 $7,463	$10,024 $8,895 $9,751	$12,189 $7,238 $7,189	$29,623 $23,543 $24,403
Bruce P. Boynton	2010 2009 2008	$7,410 $7,410 $7,463	$9,977 $8,958 $9,546	$12,189 $7,238 $7,189	$29,576 $23,606 $24,198
David M. Katz	2010	$7,410	$13,794	-	$21,204

Employment Agreement and Restricted Stock Award Agreements

We entered into an Employment Agreement and Restricted Stock Award Agreements with Mr. Croatti on April 5, 2010.  Such agreements are described under the headings “Potential Payments Upon Termination or Change in Control” and “Proposal 3 – Approval of Grant of Performance Restricted Shares to Ronald D. Croatti” in this Proxy Statement.

Grants of Plan-Based Awards – Fiscal 2010

The following table contains information related to shares of restricted stock and non-qualified options to purchase shares of our Common Stock granted to our named executive officers under our stock option plan during fiscal 2010:

Name	Grant Date	Approval Date	Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold	Target	Maximum
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	4/5/2010 4/5/2010	3/30/2010 3/30/2010	- -	350,000(1) -	- -	- 50,000(2)	- -	- -	$17,986,500 $2,569,500
Steven S. Sintros Vice President and Chief Financial Officer	11/10/2009	11/10/2009	-	-	-	-	8,000	$42.55	$128,180
Cynthia Croatti Executive Vice President and Treasurer	11/10/2009	11/10/2009	-	-	-	-	12,000	$42.55	$192,270
Bruce P. Boynton Senior Vice President, Operations	11/10/2009	11/10/2009	-	-	-	-	8,000	$42.55	$128,180
David M. Katz Vice President, Sales and Marketing	11/10/2009	11/10/2009	-	-	-	-	8,000	$42.55	$128,180

(1)
Represents 350,000 shares of restricted stock that are subject to the satisfaction of performance criteria and time-based vesting as more fully described under the headings “Potential Payments Upon Termination or Change in Control – Restricted Stock Award Agreements with Ronald D. Croatti” and “Proposal 3 – Approval of Grant of Performance Restricted Shares to Ronald D. Croatti” in this Proxy Statement.

(2)
Represents 50,000 shares of restricted stock that are subject to the satisfaction of time-based vesting as more fully described under the heading “Potential Payments Upon Termination or Change in Control – Restricted Stock Award Agreements” with Ronald D. Croatti” in this Proxy Statement.

(3)
Amounts represent the number of non-qualified options granted to our named executive officers during fiscal 2010.  These options are subject to a five-year cliff vesting schedule under which the options become vested and exercisable five years from the date of grant.  Each of these grants expires ten years from the date of grant.

(4)
Amounts represent the fair market value of our Common Stock on the date of the grant.  Fair market value is determined using the closing price of our Common Stock as reported on the New York Stock Exchange on the date of the grant.

(5)
Amounts represent the grant date fair value of each stock option and restricted stock award during fiscal 2010.  These amounts were calculated in accordance with FASB ASC Topic 718.  None of the options was repriced or otherwise modified.

Outstanding Equity Awards at Fiscal Year-End – 2010

                    The following table sets forth information concerning the outstanding shares of restricted stock and the unexercised options to purchase shares of our Common Stock held as of August 28, 2010 by our named executive officers:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	2,100 2,100 2,100 - - - - - -	- - - 2,100(1) 2,100(2) 2,100(3) 2,500(4) - -	$19.93 $24.35 $27.98 $34.83 $36.05 $37.92 $27.08 - -	1/14/2013 11/4/2013 10/25/2014 10/27/2015 10/31/2016 11/7/2017 11/11/2018 - -	- - - - - - - 50,000(8) -	- - - - - - - $2,023,500(9) -	- - - - - - - - 350,000(10)	- - - - - - - - $14,164,500(9)
Steven S. Sintros Vice President and Chief Financial Officer	- - - - - -	700(1) 700(2) 700(3) 700(4) 1,300(5) 8,000(6)	$34.83 $36.05 $37.92 $27.08 $28.85 $42.55	10/27/2015 10/31/2016 11/7/2017 11/11/2018 1/13/2019 11/10/2019	- - - - - -	- - - - - -	- - - - - -	- - - - - -
Cynthia Croatti Executive Vice President and Treasurer	1,400 - - - - -	- 1,600(1) 1,600(2) 1,600(3) 2,000(4) 12,000(6)	$27.98 $34.83 $36.05 $37.92 $27.08 $42.55	10/25/2014 10/27/2015 10/31/2016 11/7/2017 11/11/2018 11/10/2019	- - - - - -	- - - - - -	- - - - - -	- - - - - -
Bruce P. Boynton Senior Vice President, Operations	1,100 - - - - -	- 1,400(1) 1,400(2) 1,400(3) 2,000(4) 8,000(6)	$27.98 $34.83 $36.05 $37.92 $27.08 $42.55	10/25/2014 10/27/2015 10/31/2016 11/7/2017 11/11/2018 11/10/2019	- - - - - -	- - - - - -	- - - - - -	- - - - - -
David M. Katz Vice President, Sales and Marketing	- -	2,000(7) 8,000(6)	$27.10 $42.55	2/2/2019 11/10/2019	- -	- -	- -	- -

(1)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on October 27, 2010.

(2)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on October 31, 2011.

(3)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on November 7, 2012.

(4)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on November 11, 2013.

(5)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on January 13, 2014.

(6)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on November 10, 2014.

(7)	These options are subject to a five-year cliff vesting schedule and become vested and exercisable on February 2, 2014.

(8)
Represents 50,000 shares of restricted stock that are subject to the satisfaction of time-based vesting as more fully described under the heading “Potential Payments Upon Termination or Change in Control – Restricted Stock Award Agreements with Ronald D. Croatti” in this Proxy Statement. 18,750 of such shares are shares of Common Stock and 31,250 of such shares are shares of Class B Common Stock.

(9)	Amounts shown are based on the closing price of the Company’s Common Stock of $40.47 per share on August 27, 2010, the last trading day of fiscal 2010, as reported by the New York Stock Exchange.

(10)
Represents 350,000 shares of restricted stock that are subject to the satisfaction of performance criteria and time-based vesting as more fully described under the headings “Potential Payments Upon Termination or Change in Control – Restricted Stock Award Agreements with Ronald D. Croatti” and “Proposal 3 – Approval of Grant of Performance Restricted Shares to Ronald D. Croatti” in this Proxy Statement. 131,250 of such shares are shares of Common Stock and 218,750 of such shares are shares of Class B Common Stock.

Option Exercises and Stock Vested Table – Fiscal 2010

The following table sets forth the number of shares of Common Stock acquired and the aggregate dollar value realized as a result of stock option exercises during fiscal 2010 by our named executive officers:

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	-	-
Steven S. Sintros Vice President and Chief Financial Officer	-	-
Cynthia Croatti Executive Vice President and Treasurer	-	-
Bruce P. Boynton Senior Vice President, Operations	1,100 1,100	$33,998(2) $29,136(3)
David M.Katz Vice President, Sales and Marketing	-	-

(1)
Value realized on exercise is calculated as the market value of our Common Stock at the time of exercise of the stock option less the exercise price paid, multiplied by the number of shares underlying the stock option exercised.

(2)	Value realized on exercise is as follows: $30.9074 (the market value at the time of exercise of $50.8374 less the exercise price of $19.93), multiplied by 1,100 shares acquired upon exercise.

(3)	Value realized on exercise is as follows: $26.4874 (the market value at the time of exercise of $50.8374 less the exercise price of $24.35), multiplied by 1,100 shares acquired upon exercise.

Pension Benefits Table – Fiscal 2010

The following table sets forth the actuarial present value of accumulated benefits under our Unfunded Supplemental Executive Retirement Plan, the number of years of credited service and the dollar amount of payments and benefits paid during fiscal 2010 to our named executive officers as of August 28, 2010:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	30	$2,122,357	-
Steven S. Sintros Vice President and Chief Financial Officer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	6	$28,382	-
Cynthia Croatti Executive Vice President and Treasurer	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	30	$559,024	-
Bruce P. Boynton Senior Vice President, Operations	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	30	$695,269	-
David M. Katz Vice President, Sales and Marketing	UniFirst Corporation Unfunded Supplemental Executive Retirement Plan	1	$10,011	-

(1)
As discussed in more detail below under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan”, our SERP limits the number of years of credited service to thirty for purposes of determining a participant’s benefits under the plan.

(2)
Amounts reported in this column represent the present value of the accumulated benefit obligation as of August 28, 2010. Our obligation has been estimated assuming benefits commence on the individual’s social security retirement date and using FAS No. 87 assumptions for mortality, assumed payment form and discount rates in effect at the measurement dates.

UniFirst Corporation Unfunded Supplemental Executive Retirement Plan

                Certain of our and our affiliates’ employees are eligible to participate in our SERP, including our named executive officers. Retirement benefits provided by our SERP are based on a participant’s average annual base earnings, exclusive of bonuses, commissions, fringe benefits and reimbursed expenses, for the last three years of full-time employment prior to the participant’s retirement date (“Final Average Earnings”).  On January 8, 2008, the Board of Directors approved an amendment to our SERP (the “SERP Amendment”) which modifies the calculation of a participant’s plan benefit.  Prior to the SERP Amendment, our SERP provided that upon a participant’s retirement on his social security retirement date, the participant would receive an aggregate amount equal to 1.33% percent of the participant’s Final Average Earnings multiplied by his years of service, limited to 30 years, less the participant’s primary Social Security benefit.  The SERP Amendment provides that upon the retirement of a participant on his social security retirement date, a participant will receive a plan benefit in an aggregate amount equal to 1.33% percent of the participant’s Final Average Earnings multiplied by his years of service, limited to 30 years, less 3.33% of the participant’s primary Social Security benefit multiplied by his years of service, limited to 30 years.  The SERP Amendment did not change the plan benefit of a participant with at least 30 years of credited service.  For participants who retire on or after January 1, 2008 with less than 30 years of credited service, the SERP Amendment provides for a slightly greater plan benefit than under the previous version of our SERP as a result of the change in the calculation of the primary social security benefit offset used in calculating the plan benefit.  The SERP Amendment had no effect on participants who retired prior to January 1, 2008.

Pension payments under our SERP are made at the intervals then in effect for the payment of base salaries to our executive officers.  Upon the death of a participant, the participant’s designated beneficiary will be paid retirement benefits for up to 12 years from the participant’s date of retirement. Our SERP provides that, upon any change in control of the Company, participants in our SERP will receive a lump sum payment equal to the actuarial equivalent of their plan benefit as of the date of the change in control.

On December 23, 2008, the Board of Directors approved an additional amendment (the “Second SERP Amendment”) to the SERP.  The Second SERP Amendment is meant to clarify the definition of “separation from service” and to conform with final regulations interpreting Internal Revenue Code Section 409A. Prior to the Second SERP Amendment, the SERP did not specifically address whether a transition to part-time employment after retirement was a “separation from service” which would permit payments to commence. As amended, the SERP provides that payments will start for participants who have retired but who continue to provide services on a part-time schedule, provided that the part-time schedule is less than one-half of the participant’s previous full time schedule.  No benefits were increased because of the Second SERP Amendment.

Potential Payments Upon Termination or Change in Control

Employment Agreement with Ronald D. Croatti

On April 5, 2010, we entered into an Employment Agreement (the “Employment Agreement”) with Ronald D. Croatti, the Company’s Chairman, Chief Executive Officer and President. The Employment Agreement provides for the employment of Mr. Croatti for a term of six years, subject to earlier termination as set forth in the Employment Agreement.  Pursuant to the Employment Agreement, Mr. Croatti’s base salary was his base salary in effect as of April 5, 2010 and will be reviewed on an annual basis consistent with our usual practices for senior executives.  In addition, Mr. Croatti is entitled to participate in the Company’s executive cash bonus plan in the same manner as other senior executives of the Company and to receive a grant of 350,000 shares of restricted common stock pursuant to a Performance Criteria Restricted Stock Award Agreement (as set forth below). In the event that we terminate Mr. Croatti’s employment without cause during the term of the Employment Agreement, Mr. Croatti will be entitled to receive one-half of his annual base salary then in effect. If Mr. Croatti had been terminated without cause on August 28, 2010, the last day of fiscal 2010, Mr. Croatti would have been entitled to receive $251,820.  Mr. Croatti has agreed under the Employment Agreement not to compete with the Company or to solicit our employees or customers for a period of 24 months following his termination.

Restricted Stock Award Agreements with Ronald D. Croatti

On April 5, 2010, we entered into a Restricted Stock Award Agreement (the “Performance Criteria Restricted Stock Award Agreement”) with Mr. Croatti pursuant to which we granted 350,000 shares of restricted common stock (the “Performance Restricted Shares”) to Mr. Croatti. The Performance Restricted Shares will be earned if the Company achieves certain consolidated revenues and adjusted operating margins as set forth in the Performance Criteria Restricted Stock Award Agreement during certain performance periods set forth in such agreement (collectively, the “Performance Criteria”). The Performance Restricted Shares earned upon achievement of the Performance Criteria will vest in four equal amounts on the third, fourth, fifth and sixth anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date. Mr. Croatti may transfer all or a portion of the Performance Restricted Shares to any holder of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock (the “Transferred Class B Shares”). Upon any such transfer, the restrictions and conditions to which the Performance Restricted Shares are subject under the Performance Criteria Restricted Stock Award Agreement will lapse and such restrictions and conditions will attach to the Transferred Class B Shares. In the event that Mr. Croatti’s employment is terminated without cause or by reason of death or disability prior to the vesting of the Performance Restricted Shares, all of the Performance Restricted Shares that have been or will be earned upon achievement of the Performance Criteria through the end of the fiscal year during which such termination occurred will become fully vested.   If Mr. Croatti’s employment had been terminated without cause or by death or disability on August 28, 2010, the last day of fiscal 2010, and assuming the Performance Criteria for fiscal 2010 have been met, Mr. Croatti would have earned 116,666 Performance Restricted Shares, which would have become fully vested with a market value of approximately $4,721,473 based on the closing price of our Common Stock of $40.47 per share as reported by the New York Stock Exchange.  The Performance Criteria Restricted Stock Award Agreement is more fully described under the heading “Proposal 3 – Approval of Grant of Performance Restricted Shares to Ronald D. Croatti” in this Proxy Statement.

On April 5, 2010, we entered into a Restricted Stock Award Agreement (the “Restricted Stock Award Agreement”) with Mr. Croatti pursuant to which we granted 50,000 shares of restricted common stock (the “Restricted Shares”) to Mr. Croatti. The Restricted Shares will vest in equal amounts on each of the first six anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date. Mr. Croatti may transfer all or a portion of the Restricted Shares to any holder of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock (the “Transferred Class B Stock”). Upon any such transfer, the restrictions and conditions to which the Restricted Shares are subject under the Restricted Stock Award Agreement will lapse and such restrictions and conditions will attach to the Transferred Class B Stock. In the event that Mr. Croatti’s employment is terminated without cause or by reason of death or disability prior to the vesting of the Restricted Shares, all of the Restricted Shares will immediately and automatically vest in full.  If Mr. Croatti’s employment had been terminated without cause or by death or disability on August 28, 2010, the last day of fiscal 2010, the Restricted Shares would have become fully vested with a market value of approximately $2,023,500 based on the closing price of our Common Stock of $40.47 per share as reported by the New York Stock Exchange.

It should be noted that the foregoing summaries of the Employment Agreement and the Restricted Stock Award Agreements are qualified in their entirety by reference to each of these agreements, copies of which have been filed as Exhibits to our Quarterly Report on Form 10-Q on April 8, 2010.  In addition, the Performance Criteria Restricted Stock Award Agreement is attached to this Proxy Statement as Appendix B.

Unfunded Supplemental Executive Retirement Plan

As discussed under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above, upon a change in control of the Company, our named executive officers will receive a lump sum payment under our SERP equal to the actuarial equivalent of their plan benefit as of the date of the change in control.  For more information concerning our SERP, see the “Pension Benefits Table – Fiscal 2010” and the discussion under the heading “UniFirst Corporation Unfunded Supplemental Executive Retirement Plan” above.

Director Compensation Table – Fiscal 2010

                 The Compensation Committee determines Director compensation based on the following principles:  (1) Director compensation should be aligned with the long-term interest of shareholders, (2) compensation should be used to motivate Director behavior; (3) Directors should be adequately compensated for their time and effort; and (4) Director compensation should be approached on an overall basis, rather than as an array of separate elements.

We determine Director compensation on a calendar year basis.  The non-employee Director fee schedule for calendar 2010 is as follows: an annual fee of $33,000; an annual fee for chairing the Audit Committee of $10,000; an annual fee for chairing a Committee other than the Audit Committee of $5,000; a $2,750 fee for each Board meeting attended; an $1,800 fee for each Committee meeting attended; a $1,250 fee for participating in a telephonic Board meeting; a $1,000 fee for participating in a telephonic Committee meeting; a fully vested option to purchase 1,500 shares of Common Stock; and a grant of 2,000 shares of restricted stock.

The non-employee Director fee schedule for calendar 2011 is as follows: an annual fee of $36,000; an annual fee for chairing the Audit Committee of $10,000; an annual fee for chairing a Committee other than the Audit Committee of $5,000; a $2,750 fee for each Board meeting attended; an $1,800 fee for each Committee meeting attended; a $1,250 fee for participating in a telephonic Board meeting; a $1,000 fee for participating in a telephonic Committee meeting; a fully vested option to purchase 2,500 shares of Common Stock; and a grant of 1,000 shares of restricted stock.

                   Each Director who was also an employee of our Company received no Director’s fees during fiscal year 2010 and will receive no Director’s fees during fiscal year 2011.

The compensation earned by our Directors during fiscal 2010 is set forth in the table below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Phillip L. Cohen	$89,000	$89,096	$28,425	-	$206,521
Robert F. Collings	$80,400	$89,096	$28,425	-	$197,921
Anthony F. DiFillippo	$48,000	$89,096	$28,425	$6,000(3)	$171,521
Donald J. Evans	$85,800	$89,096	$28,425	-	$203,321
Michael Iandoli	$68,800	$89,096	$28,425	-	$186,321
Thomas S. Postek	$71,800	$89,096	$28,425	-	$189,321

(1)
The amounts shown represent the aggregate grant date fair value related to 2,000 shares of restricted stock awarded to each of our non-employee Directors on January 15, 2010 calculated in accordance with FASB ASC Topic 718.  Such shares of Common Stock become fully vested and exercisable on January 2, 2011.  Additional information concerning our financial reporting of restricted stock is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 28, 2010.

(2))
The amounts shown represent the aggregate grant date fair value related to the grant of 1,500 stock options awarded to each of our non-employee Directors on January 15, 2010 calculated in accordance with FASB ASC Topic 718 (including the effect of any estimate of future forfeitures).  These stock options were fully vested upon grant and expire eight years after the grant date. Additional information concerning our financial reporting of stock options is presented in Notes 1 and 12 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended August 28, 2010.

(3)	Amount represents consultant fees earned during fiscal year 2010.

Compensation Committee Interlocks and Insider Participation

During the 2010 fiscal year, the Compensation Committee consisted of Messrs. Collings, Cohen, Evans, Iandoli and Postek. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. During the 2010 fiscal year, to the knowledge of the Company, none of its executive officers:

•	served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee;

•	served as directors of another entity, one of whose executive officers served on the Compensation Committee; or

•	served as members of the compensation committee of another entity, one of whose executive officers served as one of the Company’s Directors.

REPORT OF AUDIT COMMITTEE

The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission and New York Stock Exchange rules.  The key responsibilities of our committee are set forth in our Charter and include overseeing the integrity of UniFirst’s financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and the internal audit function.

We serve in an oversight capacity and are not intended to be part of UniFirst’s operational or managerial decision-making process.  UniFirst’s management is responsible for preparing the consolidated financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting and its independent registered public accounting firm is responsible for auditing those statements.  Our principal purpose is to monitor these processes.

The Audit Committee has, among other things:

•
Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended August 28, 2010, including a discussion of accounting principles, judgments and disclosure in the financial statements.

•
Reviewed and discussed with management and the independent registered public accounting firm the quarterly and annual earnings press releases prior to release and the quarterly and annual reports on Form 10-Q and 10-K prior to filing.

•	Discussed with management and the independent registered public accounting firm the results of the testing of internal controls over financial reporting.

•
Discussed with the independent registered public accounting firm the overall scope and the plans for the annual audit, the results of their examination and the overall quality of UniFirst’s financial reporting.

•
Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
Reviewed all audit and non-audit services performed by the independent registered public accounting firm and considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the auditors’ independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending August 28, 2010 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee for fiscal 2010 Phillip L. Cohen (Chairman) Robert F. Collings Donald J. Evans Thomas S. Postek

Independent Registered Public Accounting Firm

                Audit Fees. During fiscal 2010, the aggregate fees and expenses for professional services rendered by Ernst & Young LLP (“Ernst & Young”) for the audit of the Company’s annual financial statements, audit of management’s assessment and the operating effectiveness of the Company’s internal controls over financial reporting, and review of the Company’s quarterly financial statements totaled $882,300.  During fiscal 2009, the aggregate fees and expenses for professional services rendered by Ernst & Young for the audit of the Company’s annual financial statements, audit of management’s assessment and the operating effectiveness of the Company’s internal controls over financial reporting, and review of the Company’s quarterly financial statements totaled $882,000.

                Audit-Related Fees. During fiscal 2010, the aggregate fees and expenses billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit or review of the Company’s annual financial statements and review of the Company’s quarterly financial statements totaled $24,500.  During fiscal 2009, there were no fees and expenses billed for assurance and related services rendered by Ernst & Young that were reasonably related to the performance of the audit or review of the Company’s annual financial statements and review of the Company’s quarterly financial statements.

                Tax Fees. During fiscal 2010, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning totaled $99,000. During fiscal 2009, the aggregate fees and expenses billed for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning totaled $114,100.

                All Other Fees. During fiscal 2010 and 2009, there were no fees and expenses billed for professional services rendered by Ernst & Young to the Company not covered in the three preceding paragraphs.

                Under its Charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the Securities and Exchange Commission. Each year, the Audit Committee approves the retention of the independent registered public accounting firm to audit our financial statements, including the associated fee. All of the services described in the four preceding paragraphs were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Ernst & Young is compatible with maintaining Ernst & Young’s independence and has concluded that it is.

Certain Relationships and Related Transactions

                The Company’s Board of Directors has adopted a written Related Person Transaction Approval Policy to monitor transactions, arrangements or relationships in which the Company is a participant and any of the following have a direct or indirect material interest: (a) an executive officer, director or director nominee; (b) an immediate family member of an executive officer,  director or director nominee; (c) a shareholder that beneficially owns more than 5% of the Company’s Common Stock or Class B Common Stock; or (d) any immediate family member of such 5% shareholder. The policy generally covers related person transactions that meet the minimum threshold for disclosure under relevant SEC rules.  Such related person transactions generally involve amounts exceeding $120,000.

The Company’s Chief Financial Officer, together with outside legal counsel, identifies any potential related person transactions and, if he determines that a transaction constitutes a related person transaction under the policy, the Chief Financial Officer provides relevant details to the Audit Committee. If the Chief Financial Officer has an interest in a potential related person transaction, the Chief Executive Officer assumes the role of the Company’s Chief Financial Officer under the policy. The Audit Committee reviews relevant information concerning any proposed transaction contemplated by the Company with an individual or entity that is the subject of a disclosed relationship, and approves or disapproves the transaction, with or without conditions. Certain related person transactions are deemed pre-approved by the Audit Committee, including transactions, arrangements or relationships where the rates or charges involved in the transactions are determined by competitive bids.

During the 2010 fiscal year, the Company was not a participant in any related party transactions that required disclosure under this heading.

Section 16(a) Beneficial Ownership Reporting Compliance

                   Executive officers, Directors and greater than 10% shareholders of the Company are required to file with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act, reports of ownership and changes in ownership. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Executive officers, Directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

                   To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no such reports were required during the 2010 fiscal year, the Company believes that, during the 2010 fiscal year, all executive officers, Directors and greater than 10% shareholders of the Company complied with applicable Section 16(a) filing requirements.

PROPOSAL 2

APPROVAL OF THE UNIFIRST CORPORATION 2010 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee Directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On October 26, 2010 the Board, upon the recommendation of the Compensation Committee, adopted the 2010 Stock Option and Incentive Plan (the “2010 Plan”), subject to the approval of the Company’s shareholders.  The 2010 Plan will replace the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”), which by its terms will expire on January 8, 2012.  If the Company’s shareholders approve the 2010 Plan, the Company will cease granting new awards under the 1996 Plan as of January 21, 2011.  The 2010 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. A copy of the 2010 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2010 Plan are:

•	The maximum number of shares of Common Stock to be issued under the 2010 Plan is 600,000;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•	Any material amendment to the 2010 Plan is subject to approval by the Company’s shareholders; and

•	The term of the 2010 Plan will expire on January 11, 2021.

Based solely on the closing price of the Company’s Common Stock as reported by the New York Stock Exchange on November 15, 2010, the maximum aggregate market value of the Common Stock that could potentially be issued under the 2010 Plan is approximately $30,036,000.  The shares we issue under the 2010 Plan will be authorized but unissued shares or shares that we reacquire.  The shares of Common Stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2010 Plan are added back to the shares of Common Stock available for issuance under the 2010 Plan.

    Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2010 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), qualify as “performance-based compensation” under Section 162(m) of the Code, the 2010 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following:  earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s Common Stock; funds from operations or similar measures; sales or revenue; acquisitions or strategic transactions; operating income (loss); operating margins; cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets or equity; stockholder returns;  return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Common Stock; market shares; and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.  The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle.  Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of Common Stock for any performance cycle.  If a performance-based award is payable in cash, it cannot exceed $5,000,000 for any performance cycle.

    Summary of the 2010 Plan

The following description of certain features of the 2010 Plan is intended to be a summary only.  The summary is qualified in its entirety by the full text of the 2010 Plan that is attached hereto as Appendix A.

Plan Administration.  The 2010 Plan is administered by the Compensation Committee.  The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2010 Plan.  The Compensation Committee may delegate to the Company’s Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2010 Plan will be those full or part-time officers, employees, non-employee Directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion.  Approximately 123 individuals are currently expected to be eligible to participate in the 2010 Plan, which includes 6 executive officers, approximately 111 employees who are not executive officers, and 6 non-employee Directors.

Plan Limits.  The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period.  If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.  If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5,000,000.  In addition, no more than 600,000 shares will be issued in the form of incentive stock options.

Stock Options.  The 2010 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify.  Options granted under the 2010 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options.  Incentive stock options may only be granted to employees of the Company and its subsidiaries.  Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee Directors and key persons.  The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.  Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on the New York Stock Exchange on the date of grant.  The Compensation Committee may reduce the exercise price of an option after the date of the option grant or effect the repricing of an option through cancellation and re-grant.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant.  The Compensation Committee will determine at what time or times each option may be exercised.  Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.  In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2010 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee for at least six months or were purchased in the open market and are not otherwise subject to restriction under any Company plan.  Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.  In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the whole number of shares with a fair market value that is closest to, but not less than, the aggregate exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine.  Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price.  The exercise price is the fair market value of the Common Stock on the date of grant.  The Compensation Committee may reduce the exercise price of a stock appreciation right after the date of the grant or effect the repricing of a stock appreciation rights through cancellation and re-grant.

Restricted Stock.  The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment or other service relationship with the Company or its subsidiaries through a specified restricted period.

Restricted Stock Units.  The Compensation Committee may award restricted stock units to any participants.  Restricted stock units are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine.  These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment or other service relationship with the Company or its subsidiaries through a specified vesting period.  In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.  During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2010 Plan.  Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards.  The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock.  Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award.  Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards.  The Compensation Committee may grant cash bonuses under the 2010 Plan to participants.  The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions.  The 2010 Plan provides that upon the effectiveness of a “sale event” as defined in the 2010 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived.  Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion.  In addition, upon a termination of the 2010 Plan in connection with a sale event, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2010 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2010 Plan, to certain limits in the 2010 Plan, and to any outstanding awards to reflect stock dividends, stock splits and similar events.

Tax Withholding.  Participants in the 2010 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards.  Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2010 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose.  However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.  To the extent required under the rules of the New York Stock Exchange, any amendments that materially change the terms of the 2010 Plan will be subject to approval by the Company’s shareholders.  Amendments shall also be subject to approval by the Company’s shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2010 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2010 Plan.  The Board adopted the 2010 Plan on October 26, 2010, and the 2010 Plan becomes effective on the date of approval of the 2010 Plan by the Company’s shareholders.  Awards of incentive options may be granted under the 2010 Plan until October 26, 2020.  Other awards may be granted under the 2010 Plan until January 11, 2021.  If the 2010 Plan is not approved by shareholders, the 1996 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2010 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2010 Plan.  Accordingly, in lieu of providing information regarding benefits that will be received under the 2010 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal 2010 under the 1996 Plan: each named executive officer; all current executive officers, as a group; all current Directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Number (#)
Ronald D. Croatti Chairman of the Board, President and Chief Executive Officer	-	-	400,000
Steven S. Sintros Vice President and Chief Financial Officer	$42.55	8,000	-
Cynthia Croatti Executive Vice President and Treasurer	$42.55	12,000	-
Bruce P. Boynton Senior Vice President, Operations	$42.55	8,000	-
David M. Katz Vice President, Sales and Marketing	$42.55	8,000	-
All current executive officers, as a group	$42.55	44,000	400,000
All current Directors who are not executive officers, as a group	$53.20	9,000	12,000
All current employees who are not executive officers, as a group	$42.55	68,500	-

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2010 Plan.  It does not describe all federal tax consequences under the 2010 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer.  The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein.  Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor.  The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option.  If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes.  The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount.  Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option.  Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).  In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted.  Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held.  Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock.  Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code.  Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2010 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).  The 2010 Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for the approval of the 2010 Plan, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2010 STOCK OPTION AND INCENTIVE PLAN.

Equity Compensation Plan Information

The following table provides information as of August 28, 2010 regarding shares of Common Stock that may be issued under the 1996 Plan, the Company’s only equity compensation plan in effect as of such date.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	447,300	$35.49	816,275
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	447,300	$35.49	816,275

PROPOSAL 3

APPROVAL OF GRANT OF PERFORMANCE RESTRICTED SHARES TO RONALD D. CROATTI

On April 5, 2010 the Company entered into a Restricted Stock Award Agreement (the “Performance Criteria Restricted Stock Award Agreement”) with its Chairman, Chief Executive Officer and President, Ronald D. Croatti, pursuant to which the Company granted 350,000 shares of restricted common stock to Mr. Croatti (the “Performance Restricted Shares”).  A copy of the Performance Criteria Restricted Stock Award Agreement is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.  The summary of this agreement and the Performance Restricted Shares contained in this Proposal is qualified in its entirety by reference to the Performance Criteria Restricted Stock Award Agreement.

To ensure that the Performance Restricted Shares will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is seeking the approval of its shareholders of the grant of the Performance Restricted Shares to Mr. Croatti, including the material terms of the performance goals which must be met in order for the Performance Restricted Shares to be earned by Mr. Croatti under the Performance Criteria Restricted Stock Award Agreement.  Only Mr. Croatti is eligible to receive “performance-based compensation” under the Performance Criteria Restricted Stock Award Agreement.  If the grant of the Performance Restricted Shares is not approved by the Company’s shareholders, Mr. Croatti shall forfeit the Performance Restricted Shares.

    Under the Performance Criteria Restricted Stock Award Agreement, Mr. Croatti will earn the Performance Restricted Shares if the Company achieves certain pre-established performance targets during the applicable performance periods (collectively, the “Performance Criteria”).  The Performance Criteria are based on the Company’s (a) consolidated revenue and (b) adjusted operating margins for the following periods: the last six months of the Company’s 2010 fiscal year (“Fiscal 2010”); the Company’s 2011 fiscal year (“Fiscal 2011”); the Company’s 2012 fiscal year (“Fiscal 2012”); on a partial cumulative basis for the period including Fiscal 2010 and Fiscal 2011; and on a total cumulative basis for the period including Fiscal 2010, Fiscal 2011 and Fiscal 2012.  The Performance Criteria are set forth below:

Performance Period	Revenue Performance Criteria	Operating Margin Performance Criteria
Fiscal 2010	$985 million less the amount of revenues from the first six months of the Company’s 2010 fiscal year	The percentage amount which, when averaged with the actual operating margin from the first six months of the Company’s 2010 fiscal year, is 11%
Fiscal 2011	$1,004.7 million	10%
Fiscal 2012	$1,024.8 million	10.5%
“Partial Cumulative Criteria” (Fiscal 2010 and Fiscal 2011)	The sum of the revenue performance criteria for Fiscal 2010 and Fiscal 2011	The weighted average (based on the length of the respective performance periods) of the operating margin performance criteria for Fiscal 2010 and Fiscal 2011
“Total Cumulative Criteria” (Fiscal 2010, Fiscal 2011 and Fiscal 2012)	The sum of the revenue performance criteria for Fiscal 2010, Fiscal 2011 and Fiscal 2012	The weighted average (based on the length of the respective performance periods) of the operating margin performance criteria for Fiscal 2010, Fiscal 2011 and Fiscal 2012

All determinations regarding satisfaction of the Performance Criteria will be made by the Compensation Committee based on the Company’s audited financial statements and its books and records for the applicable fiscal years; provided that the Company’s operating margins will be adjusted to reflect the following exclusions: changes in generally accepted accounting principles; any losses, costs and expenses associated with or arising from any claims, litigation, regulatory investigations, or environmental investigations and remediation which in the aggregate in any fiscal year are in excess of $1,000,000; any losses, costs and expenses associated with or arising from any impairment of tangible or intangible assets; any losses, costs and expenses associated with or arising from any natural catastrophes, war, terrorism, business interruption or similar events; any costs and expenses in any fiscal year for gasoline, natural gas and other energy and utility costs which in the aggregate in any fiscal year are in excess of 5.7% of the Company’s revenues for such fiscal year; and any equity compensation expense associated with or arising from any restricted stock issued to Mr. Croatti (whether granted under the Performance Criteria Restricted Stock Award Agreement or otherwise).

Upon achievement of the Performance Criteria for each of Fiscal 2010, Fiscal 2011 and Fiscal 2012, Mr. Croatti will earn one-third of the Performance Restricted Shares; upon achievement of the Partial Cumulative Criteria, Mr. Croatti will earn two-thirds of the Performance Restricted Shares; and upon achievement of the Total Cumulative Criteria, Mr. Croatti will earn all of the Performance Restricted Shares.  In addition, if Mr. Croatti’s employment is terminated by the Company without “cause” (as defined in the Performance Criteria Restricted Stock Award Agreement) or terminates due to Mr. Croatti’s death or disability, Mr. Croatti may be eligible to earn some or all of the Performance Restricted Shares based on achievement of the Performance Criteria through the year of such termination.  The Performance Restricted Shares that are earned, if any, will then vest in four equal amounts on the third, fourth, fifth and sixth anniversaries of the grant date provided that Mr. Croatti continues to be employed by the Company on each such date.  If Mr. Croatti’s employment is terminated prior to vesting by the Company without “cause” or terminates due to Mr. Croatti’s death or disability, Mr. Croatti shall immediately vest with respect to all Performance Restricted Shares that have been earned through such date of termination (or that could be earned based on achievement of the applicable Performance Criteria with respect to the year of termination).

Assuming that all Performance Criteria are achieved, and Mr. Croatti earns all 350,000 Performance Restricted Shares, the maximum amount of compensation that could be paid to Mr. Croatti under the Performance Criteria Restricted Stock Award Agreement is $17,521,000, calculated based on the closing price of the Company’s Common Stock as reported by the New York Stock Exchange on November 15, 2010.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval of the grant of the Performance Restricted Shares to Ronald D. Croatti.

Recommendation

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE GRANT OF THE PERFORMANCE RESTRICTED SHARES TO RONALD D. CROATTI.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending August 27, 2011.  Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002.  The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work.  In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management.  In addition, although not required by law, the Audit Committee will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting.  He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock, voting together as a single class and represented in person or by proxy at the Annual Meeting and entitled to vote thereon, is required for approval.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 27, 2011.
OTHER MATTERS

                   Management is not aware of any other matters which may come before the Annual Meeting; however, if any matters other than those set forth in the attached Notice of Annual Meeting should be properly presented at the Annual Meeting, the persons named in the enclosed proxy intend to take such action as will be, in their discretion, consistent with the best interest of the Company.

Shareholder Proposals

                   Under the Company’s By-laws, any shareholder desiring to present a proposal for inclusion in the Company’s Proxy Statement in connection with the Company’s 2012 Annual Meeting of Shareholders must submit the proposal so as to be received by the Secretary of the Company at the principal executive offices of the Company, 68 Jonspin Road, Wilmington, Massachusetts 01887, not later than August 9, 2011. In addition, in order to be included in the Proxy Statement, such a proposal must comply with the requirements as to form and substance established by applicable laws and regulations.

                   Shareholders wishing to present business for action, other than proposals to be included in the Company’s Proxy Statement, or to nominate candidates for election as Directors at a meeting of the Company’s shareholders, must do so in accordance with the Company’s By-laws. The By-laws provide, among other requirements, that in order to be presented at the 2012 Annual Meeting of Shareholders, such shareholder proposals or nominations may be made only by a shareholder of record who shall have given notice of the proposal or nomination and the related required information to the Company no earlier than September 13, 2011 and no later than October 28, 2011.

On August 25, 2010, the Securities and Exchange Commission adopted amendments to the federal proxy rules (the “Amendments”) that will implement a new system of “proxy access,” under which a shareholder or group of shareholders meeting eligibility requirements can require a public company, such as the Company, to include a limited number of director nominees proposed by the shareholder in management’s proxy materials. The proxy access procedure is in addition to the director nomination procedure described in the preceding paragraphs and nomination provisions set forth in the Company’s By-laws. The proxy access rules are principally set forth in Securities and Exchange Commission Rule 14a-11.

Annual Report on Form 10-K

The Company will provide each shareholder with a copy of its Annual Report on Form 10-K, including the financial statements and schedules to such report but excluding exhibits, required to be filed with the Securities and Exchange Commission for the Company’s most recent fiscal year, without charge, upon receipt of a phone call or written request from such person.  Such request must be made to the Company’s Investor Services group by calling (978) 658-8888 or by writing to Investor Services, UniFirst Corporation, 68 Jonspin Road, Wilmington, MA 01887.

                  YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

Wilmington, Massachusetts
            December 7, 2010

Appendix A

UNIFIRST CORPORATION

2010 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Unifirst Corporation 2010 Stock Option and Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of Unifirst Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the Board, and, to the extent of the authority delegated to it by the Board, the compensation committee of the Board (or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means for purposes of the Plan a determination of the Board that the employee should be dismissed as a result of (i) serious and willful misconduct that is injurious to the Company; (ii) the employee’s conviction of (whether or not such conviction is subject to appeal), or entry of a plea of guilty or nolo contendere to, any crime or offense involving fraud, personal dishonesty or moral turpitude or which constitutes a felony in the jurisdiction involved; or (iii) the employee’s continuing repeated willful failure or refusal to perform such employee’s duties to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” on any given date means the last sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement Date” shall have the meaning provided in the Company’s Unfunded Supplemental Executive Retirement Plan (as amended from time-to-time), without regard to whether a grantee hereunder is a participant therein.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle.  The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Stock; funds from operations or similar measures; sales or revenue; acquisitions or strategic transactions; operating income (loss); operating margins; cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets or equity; stockholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Stock; market shares; or number of customers, any of which may be measured either in absolute terms or as compared to any incremental change or as compared to results of a peer group, and all of which may be based on audited or unaudited financial results and may be subject to adjustments for events, circumstances and other conditions as may be determined by the Administrator and to the extent such adjustment is consistent with Section 162(m) of the Code and the regulations thereunder.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award.  A Performance Cycle shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the outstanding Stock of the Company to an unrelated person or entity, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable to, or otherwise to be received by, the stockholders of the Company, per share of Stock owned by them, pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.10 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.  The Plan shall be administered by the Administrator.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend at any time the period during which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees.  Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s charter or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:  (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any foreign governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares, subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or expire or are otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 600,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Agreement, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion.  Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation.  The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the whole number of shares with a Fair Market Value that is closest to, but not less than, the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and the right to receive dividends thereon, subject to such conditions contained in the Restricted Stock Award Agreement.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units.   The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant.  Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

(c) Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan.  The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee.  A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Agreement (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee.  Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets.  The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle.  The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options, Restricted Stock Units or any Award that is subject to Section 409A) to his or her immediate family members, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners or to such other persons or entities as may be approved by the Administrator, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value, unless such transfer is approved by the Administrator.

(c) Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon approval by a majority of votes cast by the holders of the shares of the Common Stock and Class B Common Stock of the Company, voting together as a single class, at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:                                                                                     October 26, 2010

DATE APPROVED BY STOCKHOLDERS:

Appendix B

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE UNIFIRST CORPORATION AMENDED 1996 STOCK INCENTIVE PLAN

Name of Grantee:                              Ronald D. Croatti

No. of Shares:                                   350,000

Grant Date:                                        April 5, 2010

Pursuant to the UniFirst Corporation Amended 1996 Stock Incentive Plan, as amended (the “Plan”), UniFirst Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above with respect to the number of shares of Common Stock, par value $0.10 per share, of the Company (the “Stock”) set forth above (the “Shares”).  Upon acceptance of this Award, the Grantee shall receive the number of Shares of Stock specified above, subject to the restrictions and conditions set forth herein.  The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Compensation Committee of the Board of Directors of the Company (the “Administrator”).

1. Acceptance of Award.  The Grantee shall have no rights with respect to this Award unless he shall have accepted this Award by (i) signing and delivering to the Company a copy of this Award Agreement, and (ii) delivering to the Company a stock power endorsed in blank.  Upon acceptance of this Award by the Grantee, the Shares of Restricted Stock so accepted shall be issued and represented by a stock certificate, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a stockholder with respect to such Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Sections 2 and 3 below.

2. Earning of Restricted Stock.

(a) The number of Shares of Restricted Stock to be earned by the Grantee will vary depending upon the Company’s achievement of the Performance Criteria, as set forth below in this Section 2.  The number of Shares of Restricted Stock determined pursuant to this Section 2 shall be deemed earned by the Grantee.

(b) The Performance Criteria for the determination of the number of Shares earned hereunder will be based on the Company’s consolidated revenue (“Revenue”) and operating margin adjusted as set forth in this Section 2(b) (“Operating Margin”) for the following periods: the last 6 months of the Company’s 2010 fiscal year (“Fiscal 2010”); the Company’s 2011 fiscal year (“Fiscal 2011”); the Company’s 2012 fiscal year (“Fiscal 2012”); on a partial cumulative basis for the period including Fiscal 2010 and Fiscal 2011; and on an a total cumulative basis for the period including Fiscal 2010, Fiscal 2011 and Fiscal 2012.  Such Performance Criteria are as follows:

(i) Fiscal 2010:  Revenue - $985 million less the amount of Revenues from the first six months of the Company’s 2010 fiscal year; Operating Margin – The percentage amount which, when averaged with the actual Operating Margin from the first six months of the Company’s 2010 fiscal year, is 11%.

(ii) Fiscal 2011:  Revenue – $1,004.7 million; Operating Margin – 10%

(iii) Fiscal 2012:  Revenue – $1,024.8 million; Operating Margin – 10.5%

(iv) Fiscal 2010 and Fiscal 2011 on a partial cumulative basis (the “Partial Cumulative Criteria):  Revenue – the sum of the Revenue Performance Criteria under clauses (i) and (ii) above; Operating Margin – the weighted average (based on the length of the respective performance periods) of the Operating Margin Performance Criteria under clauses (i) and (ii) above.

(v) Fiscal 2010, Fiscal 2011 and Fiscal 2012, on a total cumulative basis (the “Total Cumulative Criteria”):  Revenue – the sum of the Revenue Performance Criteria under clauses (i), (ii) and (iii) above; Operating Margin – the weighted average (based on the length of the respective performance periods) of the Operating Margin Performance Criteria under clauses (i), (ii) and (iii) above.

The Administrator shall certify at its first meeting after the first public release by the Company of its audited financial statements for each of Fiscal 2010, Fiscal 2011 and Fiscal 2012, respectively, whether the Performance Criteria have been met with respect to such fiscal year , or in the case of Fiscal 2011, whether the Performance Criteria based on the Partial Cumulative Criteria have been met, or in the case of Fiscal 2012, whether the Performance Criteria based on the Total Cumulative Criteria have been met.

All determinations regarding satisfaction of the Performance Criteria will be based on the Company’s audited financial statements and its books and records for the applicable fiscal years; provided that the Company’s operating margins shall be adjusted to reflect the following exclusions:  changes in Generally Accepted Accounting Principles; any losses, costs and expenses associated with or arising from any claims, litigation, regulatory investigations, or environmental investigations and remediation which in the aggregate in any fiscal year are in excess of $1,000,000; any losses, costs and expenses associated with or arising from any impairment of tangible or intangible assets; any losses, costs and expenses associated with or arising from any natural catastrophes, war, terrorism, business interruption or similar events; any costs and expenses in any fiscal year for gasoline, natural gas and other energy and utility costs which in the aggregate in any fiscal year are in excess of 5.7% of the Company’s revenues for such fiscal year; and any equity compensation expense associated with or arising from any Restricted Stock issued to the Grantee (whether granted hereby or otherwise).

(c) Upon achievement, as determined by the Administrator, of each fiscal year Performance Criteria set forth above in clauses (i), (ii) and (iii), the Grantee shall earn one-third (1/3) of the total number of the Shares.  Upon achievement, as determined by the Administrator, of the Partial Cumulative Criteria, the Grantee shall earn two-thirds (2/3) of the total number of the Shares (less any Shares earned upon achievement of the Fiscal 2010 Performance Criteria).  Upon achievement, as determined by the Administrator, of the Total Cumulative Criteria, the Grantee shall earn all of the Shares.   If the Grantee’s employment with the Company and its Subsidiaries is terminated without Cause or by reason of death or Disability in Fiscal 2010, Fiscal 2011 or Fiscal 2012, the Grantee shall be eligible to earn the full number of Shares that could be earned on account of that fiscal year containing the date of such termination, based on the achievement of the applicable Performance Criteria during that fiscal year.  In addition, if the Grantee’s employment with the Company and its Subsidiaries is terminated without Cause or by reason of death or Disability and the date of such termination is during (i) Fiscal 2011, the Grantee shall be eligible to earn the full number of Shares that could be earned upon achievement of the Partial Cumulative Criteria if the Partial Cumulative Criteria is achieved, or (ii) Fiscal 2012, the Grantee shall be eligible to earn the full number of Shares that could be earned upon the achievement of the Total Cumulative Criteria if the Total Cumulative Criteria is achieved.

(d) Any Shares not earned by the Grantee on account of the achievement of the Performance Criteria shall automatically be forfeited to the Company.

3. Restrictions and Conditions.

(a) Any stock certificate for the Shares of Restricted Stock granted hereby shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such Shares are subject to restrictions as set forth herein.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting, except as set forth in Sections 3(c), (d) and (e) below.

(c) The Grantee may at any time from and after the Grant Date transfer (each, a “Transfer”) all or a portion of such Shares of Restricted Stock (the “Transferred Restricted Shares”) to any holder of shares of Class B Common Stock of the Company in exchange for an identical number of shares of Class B Common Stock of the Company (the “Transferred Class B Shares”).  From and after the date of any Transfer, (i) all restrictions and conditions on the Transferred Restricted Shares set forth herein and in the Plan shall immediately and automatically lapse such that the Transferred Restricted Shares shall no longer be Restricted Stock and (ii) such restrictions shall immediately and automatically attach to the Transferred Class B Shares to the same extent as such restrictions attached to the Transferred Restricted Shares immediately prior to their Transfer.

(d) In addition, the Grantee may at any time from and after a Transfer, transfer all or any portion of the Transferred Class B Shares to any party in exchange for an identical number of shares of Common Stock (“Common Shares”) of the Company (each, a “Subsequent Transfer”).  From and after the date of any Subsequent Transfer, (i) all restrictions and conditions that attached to the Transferred Class B Shares shall immediately and automatically lapse such that the Transferred Class B Shares shall no longer be Restricted Stock and (ii) such restrictions shall immediately and automatically attach to the Common Shares to the same extent as such restrictions attached to the Transferred Class B Shares immediately prior to their Subsequent Transfer.

(e) There shall be no limitations or restrictions on (i) the aggregate number of Transfers or Subsequent Transfers or (ii) the number of times that the same shares may be Transferred or Subsequently Transferred, pursuant to Sections 3(c) and (d) above.

4. Vesting of Restricted Stock.

(a) To the extent the Shares of Restricted Stock are earned pursuant to and in accordance with Section 2, the restrictions and conditions in Section 3 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates.  The restrictions and conditions in Section 3 shall lapse only with respect to the number of Shares of Restricted Stock specified as vested on such date.

Number of Shares Vested	Vesting Date
25% of Shares Earned	April 5, 2013
25% of Shares Earned	April 5, 2014
25% of Shares Earned	April 5, 2015
25% of Shares Earned	April 5, 2016

Subsequent to such Vesting Date or Dates, the Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.  The Administrator may at any time accelerate the vesting schedule specified in this Section 4.

(b) If the Grantee’s employment with the Company and its Subsidiaries is terminated without Cause or by reason of death or Disability prior to the vesting of Shares of Restricted Stock granted herein, all Shares of Restricted Stock that have been earned (or could be earned pursuant to Section 2(c) with respect to the fiscal year containing the effective date of such termination) pursuant to Section 2 shall immediately and automatically vest in full and no longer be deemed Restricted Stock.

5. Dividends.  Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

6. Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan; provided that in the event of any inconsistencies between the provisions of this Award and the provisions of the Plan, the provisions of this Award shall control.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein; provided, that the capitalized terms set forth in Sections 2(c) and 4(b) hereof which are not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement referred to in Section 9 hereof.

7. Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for U.S. federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any U.S. federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding satisfied, in whole or in part, by authorizing the Company to withhold from the Shares a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Election Under Section 83(b).  The Grantee and the Company hereby agree that the Grantee may not file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code.

9. No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time, subject to the terms of that certain Employment Agreement, dated as of April 5, 2010, as amended from time to time, between the Company and the Grantee.

10. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

UNIFIRST CORPORATION

By:    /s/ Donald J. Evans
Name:  Donald J. Evans
Title:  Lead Director

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:               April 5, 2010                                                /s/ Ronald D. Croatti
Grantee’s Signature

Grantee’s name and address:

Ronald D. Croatti

c/o UniFirst Corporation

69 Jonspin Road

Wilmington, MA 01887

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Common Stock

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees set forth in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

+

	For	Withhold
01 - Ronald D. Croatti	☐	☐
02 - Donald J. Evans	☐	☐
03 - Thomas S. Postek	☐	☐

5. In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 0 5 0 1 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

0199AB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UniFirst Corporation | Common Stock

The undersigned holder of shares of Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI, STEVEN S. SINTROS and RAYMOND C. ZEMLIN, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2011 Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second Floor at Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Tuesday, January 11, 2011 at 10:00 a.m. local time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" THE APPROVAL OF THE COMPANY'S 2010 STOCK OPTION AND INCENTIVE PLAN LISTED IN PROPOSAL 2, "FOR" THE APPROVAL OF THE GRANT OF PERFORMANCE RESTRICTED SHARES TO RONALD D. CROATTI LISTED IN PROPOSAL 3 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM LISTED IN PROPOSAL 4, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

SEE REVERSE SIDE

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK______________

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card — Class B Common Stock

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees set forth in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

Nominee	For	Withhold
01 - Ronald D. Croatti	☐	☐
02 - Donald J. Evans	☐	☐
03 - Thomas S. Postek	☐	☐

5. In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 0 5 0 1 7 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0199CB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UniFirst Corporation

Class B Common Stock

The undersigned holder of shares of Class B Common Stock of UniFirst Corporation hereby appoints RONALD D. CROATTI, STEVEN S. SINTROS and RAYMOND C. ZEMLIN, and each of them, proxies with full power of substitution to act and vote on behalf of the undersigned at the 2011 Annual Meeting of Shareholders of UniFirst Corporation to be held at the Conference Center of Goodwin Procter LLP, located on the Second Floor at Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Tuesday, January 11, 2011 at 10:00 a.m. local time, and at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIFIRST CORPORATION. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" THE APPROVAL OF THE COMPANY'S 2010 STOCK OPTION AND INCENTIVE PLAN LISTED IN PROPOSAL 2, "FOR" THE APPROVAL OF THE GRANT OF PERFORMANCE RESTRICTED SHARES TO RONALD D. CROATTI LISTED IN PROPOSAL 3 AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM LISTED IN PROPOSAL 4, SO THAT A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

SEE REVERSE SIDE